Exhibit 1.3

Pricing Agreement

August 3, 2016

Barclays Capital Inc.

As representative of the several Underwriters

    named in Schedule I (the “Representative”)

Ladies and Gentlemen:

Barclays PLC (the “Company”) proposes to issue US$1,350,000,000 aggregate principal amount of 3.20% Fixed Rate Senior Notes due 2021 (the “Fixed Rate Notes”) and US$650,000,000 aggregate principal amount of Floating Rate Senior Notes due 2021 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”). Each of the Underwriters hereby undertakes to purchase at the subscription price set forth in Schedule II hereto, the amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto, such payment to be made at the Time of Delivery set forth in Schedule II hereto. The obligations of the Underwriters hereunder are several but not joint.

Each of the provisions of the Underwriting Agreement—Standard Provisions, dated September 4, 2014 (the “Underwriting Agreement”), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation and warranty as of the date of the Prospectus and also a representation and warranty as of the date of this Agreement in relation to the Prospectus as amended or supplemented relating to the Notes. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of Designated Securities pursuant to Section 14 of the Underwriting Agreement and the address referred to in such Section 14 is set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is 5:30 PM New York time on August 3, 2016. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 7 of the Underwriting Agreement is listed in Schedule III hereto and is attached as Exhibit A and Exhibit B hereto.

Where a resolution measure is taken in relation to any BRRD undertaking or any member of the same group as that BRRD undertaking and that BRRD undertaking or any member of the same group as that BRRD undertaking is a party to this Agreement (any such party to this Agreement being an “Affected Party”), each other party to this Agreement agrees that it shall only be entitled to exercise any termination right under this Agreement against the Affected Party to the extent that it would be entitled to do so under the Special Resolution Regime if this Agreement were governed by the laws of any part of the United Kingdom. For the purpose of this clause, “resolution measure” means a ‘crisis prevention measure,’ ‘crisis management measure’ or ‘recognised third-country resolution action,’ each with the meaning given in the “PRA Rulebook: CRR Firms and Non-Authorised Persons: Stay in Resolution Instrument 2015,” as may be amended from time to time (the “PRA Contractual Stay Rules”), provided, however, that ‘crisis prevention measure’ shall be interpreted in the manner outlined in Rule 2.3 of the PRA Contractual Stay Rules; “BRRD undertaking,” “group,” “Special Resolution Regime” and “termination right” have the respective meanings given in the PRA Contractual Stay Rules.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties, each party acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Covered Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof;

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Covered Party or another person, and the issue to or conferral on the other party of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For these purposes:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Covered Party” means any party subject to the Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Covered Party.

If the foregoing is in accordance with your understanding, please sign and return to us the counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters on the one hand and the Company on the other.

Very truly yours,
BARCLAYS PLC

/s/ Miray Muminoglu
Name: Miray Muminoglu
Title: Co-Head of Capital Markets Execution

Accepted as of the date hereof at New York, New York
On behalf of itself and each of the other Underwriters BARCLAYS CAPITAL INC.

/s/ Anne Daley-Gordon
Name: Anne Daley-Gordon
Title: Managing Director

[Signature Page to Pricing Agreement]

SCHEDULE I

Underwriter	Principal Amount of the Fixed Rate Notes	Principal Amount of the Floating Rate Notes
Barclays Capital Inc.	$1,120,500,000	$539,500,000
ABN AMRO Securities (USA) LLC	13,500,000	6,500,000
BBVA Securities Inc.	13,500,000	6,500,000
Blaylock Beal Van, LLC	13,500,000	6,500,000
BMO Capital Markets Corp.	13,500,000	6,500,000
CastleOak Securities, L.P.	13,500,000	6,500,000
MFR Securities, Inc.	13,500,000	6,500,000
Mizuho Securities USA Inc.	13,500,000	6,500,000
MUFG Securities Americas Inc.	13,500,000	6,500,000
Multi-Bank Securities, Inc.	13,500,000	6,500,000
PNC Capital Markets LLC	13,500,000	6,500,000
Regions Securities LLC	13,500,000	6,500,000
Scotia Capital (USA) Inc.	13,500,000	6,500,000
SMBC Nikko Securities America, Inc.	13,500,000	6,500,000
Société Générale	13,500,000	6,500,000
TD Securities (USA) LLC	13,500,000	6,500,000
U.S. Bancorp Investments, Inc.	13,500,000	6,500,000
Wells Fargo Securities, LLC	13,500,000	6,500,000

Total	$1,350,000,000	$650,000,000

SCHEDULE II

Title of Designated Securities:

US$1,350,000,000 3.20% Fixed Rate Senior Notes due 2021

US$650,000,000 Floating Rate Senior Notes due 2021

Price to Public:

99.936% of principal amount (for the Fixed Rate Notes)

100% of principal amount (for the Floating Rate Notes)

Subscription Price by Underwriters:

99.611% of principal amount (for the Fixed Rate Notes)

99.675% of principal amount (for the Floating Rate Notes)

Form of Designated Securities:

Each of the Fixed Rate Notes and the Floating Rate Notes will be represented by one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company issued pursuant to the Senior Debt Securities Indenture dated November 10, 2014 between the Company and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”)

Securities Exchange, if any:

The New York Stock Exchange

Maturity Date:

The stated maturity of the principal of the Fixed Rate Notes will be August 10, 2021.

The stated maturity of the principal of the Floating Rate Notes will be August 10, 2021.

Interest Rate:

Interest will accrue on the Fixed Rate Notes from the date of their issuance. Interest will accrue on the Fixed Rate Notes at a rate of 3.20% per year from and including the date of issuance.

Interest will accrue on the Floating Rate Notes from the date of their issuance. The interest rate for the first interest period will be will be the 3-month U.S. dollar London Interbank Offered Rate (“LIBOR”), as determined on August 8, 2016, plus 2.11% (the “Margin”). Thereafter, the interest rate for any interest period will be LIBOR, as determined on the applicable interest determination date, plus the Margin. The interest rate will be reset quarterly on each interest reset date.

Interest Payment Dates:

Interest will be payable on the Fixed Rate Notes semi-annually in arrear on February 10 and August 10 of each year, commencing on February 10, 2017 and ending on the Maturity Date.

Interest will be payable on the Floating Rate Notes quarterly in arrear on February 10, May 10, August 10 and November 10 of each year, commencing on November 10, 2016 and ending on the Maturity Date.

Record Dates:

The Business Day immediately preceding each Interest Payment Date (or, if the Notes are held in definitive form, the 15th Business Day preceding each Interest Payment Date).

Sinking Fund Provisions:

No sinking fund provisions.

Redemption Provisions for Notes:

Each of the Fixed Rate Notes and the Floating Rate Notes are redeemable, at the option of the Company, in the event of various tax law changes that have specified consequences, as described further in, and subject to the conditions specified in, the prospectus supplement dated August 3, 2016 relating to the Notes.

Time of Delivery:

August 10, 2016 by 9:30 AM New York time.

Specified Funds for Payment of Subscription Price of Designated Securities:

By wire transfer to a bank account specified by the Company in same day funds.

Value Added Tax:

(a) If the Company is obliged to pay any sum to the Underwriters under this Agreement and any value added tax (“VAT”) is properly charged on such amount, the Company shall pay to the Underwriters an amount equal to such VAT on receipt of a valid VAT invoice;

(b) If the Company is obliged to pay a sum to the Underwriters under this Agreement for any fee, cost, charge or expense properly incurred under or in connection with this Agreement (the “Relevant Cost”) and no VAT is payable by the Company in respect of the Relevant Cost under paragraph (a) above, the Company shall pay to the Underwriters an amount which:

(i) if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriters, is equal to any input VAT incurred by the Underwriters on that supply of goods and services, but only if and to the extent that the Underwriters are unable to recover such input VAT from HM Revenue & Customs (whether by repayment or credit) provided, however, that the Underwriters shall reimburse the Company for any amount paid by the Company in respect of irrecoverable input VAT pursuant to this paragraph (i) if and to the extent such input VAT is subsequently recovered from HM Revenue & Customs (whether by repayment or credit);

(ii) if for VAT purposes the Relevant Cost is a disbursement properly incurred by the Underwriters under or in connection with this Agreement as agent on behalf of the Company, is equal to any VAT paid on the Relevant Cost by the Underwriters provided, however, that the Underwriters shall use best endeavors to procure that the actual supplier of the goods or services which the Underwriters received as agent issues a valid VAT invoice to the Company.

Closing Location: Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom.

Name and address of Representative:

Designated Representative: Barclays Capital Inc.

Address for Notices:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Selling Restrictions:

Each Underwriter of Designated Securities has represented, warranted and agreed that:

a)	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Designated Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

With respect to sales of the Designated Securities in Canada, each Underwriter of Designated Securities represents to and agrees with the Company that, directly or indirectly, it shall sell the Designated Securities only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Other Terms and Conditions:

As set forth in the prospectus supplement dated August 3, 2016 relating to the Notes, incorporating the Prospectus dated May 2, 2014 relating to the Notes.

SCHEDULE III

Issuer Free Writing Prospectus:

Final Term Sheet for the Fixed Rate Notes, dated August 3, 2016, attached hereto as Exhibit A.

Final Term Sheet for the Floating Rate Notes, dated August 3, 2016, attached hereto as Exhibit B.

Barclays PLC Fixed Income Investor Presentation: H1 2016 Results Announcement, dated July 2016, attached hereto as Exhibit C.

Exhibit A

USD 1.35bn 3.20% Fixed Rate Senior Notes due 2021

Pricing Term Sheet

Issuer:	Barclays PLC

Notes:	USD 1.35bn 3.20% Fixed Rate Senior Notes due 2021

Expected Issue Ratings[1]:	Baa3 (Moody’s) / BBB (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	USD 1,350,000,000

Trade Date:	August 3, 2016

Settlement Date:	August 10, 2016 (T+5)

Maturity Date:	August 10, 2021

Coupon:	3.20%

Interest Payment Dates:	Semi-annually in arrear on August 10 and February 10 in each year, commencing on February 10, 2017 and ending on the Maturity Date

Coupon Calculation:	30/360, following, unadjusted

Business Days:	New York, London

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement dated August 3, 2016 (the “Preliminary Prospectus Supplement”).

Tax Redemption

If there is a Tax Event (as defined in the Preliminary Prospectus

Supplement), the Issuer may, at its option, at any time, redeem the notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Preliminary Prospectus Supplement.

Benchmark Treasury:	T 1.125 07/31/21

Spread to Benchmark:	215 bps

Reoffer Yield:	3.214%

Issue Price:	99.936%

Underwriting Discount:	0.325%

Net Proceeds:	USD 1,344,748,500

Sole Bookrunner:	Barclays Capital Inc.

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Co-managers:	ABN AMRO Securities (USA) LLC; BBVA Securities Inc.; Blaylock Beal Van, LLC; BMO Capital Markets Corp.; CastleOak Securities, L.P.; MFR Securities, Inc.; Mizuho Securities USA Inc.; MUFG Securities Americas Inc.; Multi-Bank Securities, Inc.; PNC Capital Markets LLC; Regions Securities LLC; Scotia Capital (USA) Inc.; SMBC Nikko Securities America, Inc.; Société Générale; TD Securities (USA) LLC; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC

Risk Factors:	An investment in the notes involves risks. See “Risk Factors” section beginning on page S-9 of the Preliminary Prospectus Supplement.

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof

ISIN/CUSIP:	US06738EAQ89 / 06738E AQ8

Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-195645) and to be issued pursuant to the Senior Debt Indenture dated November 10, 2014 between the Issuer and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”)

Listing:	We will apply to list the notes on the New York Stock Exchange

Governing Law:	New York law

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement

The Issuer has filed a registration statement (including a prospectus dated May 2, 2014 (the “Prospectus”) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

Exhibit B

USD 650m Floating Rate Notes due 2021

Pricing Term Sheet

Issuer:	Barclays PLC

Notes:	USD 650m Floating Rate Senior Notes due 2021

Expected Issue Ratings[1]:	Baa3 (Moody’s) / BBB (S&P) / A (Fitch)

Status:	Senior Debt / Unsecured

Legal Format:	SEC registered

Principal Amount:	USD 650,000,000

Trade Date:	August 3, 2016

Settlement Date:	August 10, 2016 (T+5)

Maturity Date:	August 10, 2021

Coupon:	3-month USD LIBOR + 211bps

Interest Rate	The interest rate for the first interest period will be LIBOR (as defined below), as determined on August 8, 2016, plus the margin (as described below). Thereafter, the interest rate for any interest period will be LIBOR, as determined on the applicable interest determination date, plus the margin. The interest rate will be reset quarterly on each interest reset date.

Interest Payment Dates:	Quarterly in arrear on August 10, November 10, February 10 and May 10 in each year, commencing on November 10, 2016 and ending on the Maturity Date

Interest Reset Dates:	Each November 10, February 10, May 10 and August 10

Coupon Calculation:	Actual/360, Modified Following, adjusted

Business Days:	New York, London

U.K. Bail-in Power Acknowledgement:	Yes. See section entitled “Description of Senior Notes—Agreement with Respect to the Exercise of U.K. Bail-in Power” in the Preliminary Prospectus Supplement (as defined below).

Tax Redemption

If there is a Tax Event (as defined in the Preliminary Prospectus

Supplement), the Issuer may, at its option, at any time, redeem the notes, in whole but not in part, at a redemption price equal to 100% of their principal amount, together with any accrued but unpaid interest to (but excluding) the date fixed for redemption, as further described and subject to the conditions specified in the Preliminary Prospectus Supplement.

Benchmark:	3-month USD LIBOR (as determined by reference to Reuters Page LIBOR01)

Margin:	+211 bps

Issue Price:	100%

Underwriting Discount:	0.325%

[1]	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Net Proceeds:	USD 647,887,500

Sole Bookrunner:	Barclays Capital Inc.

Co-managers:	ABN AMRO Securities (USA) LLC; BBVA Securities Inc.; Blaylock Beal Van, LLC; BMO Capital Markets Corp.; CastleOak Securities, L.P.; MFR Securities, Inc.; Mizuho Securities USA Inc.; MUFG Securities Americas Inc.; Multi-Bank Securities, Inc.; PNC Capital Markets LLC; Regions Securities LLC; Scotia Capital (USA) Inc.; SMBC Nikko Securities America, Inc.; Société Générale; TD Securities (USA) LLC; U.S. Bancorp Investments, Inc.; Wells Fargo Securities, LLC

Risk Factors:	An investment in the notes involves risks. See “Risk Factors” section beginning on page S-9 of the Preliminary Prospectus Supplement.

Denominations:	USD 200,000 and integral multiples of USD 1,000 in excess thereof

ISIN/CUSIP:	US06738EAR62 / 06738E AR6

Settlement:	DTC; Book-entry; Transferable

Documentation:	To be documented under the Issuer’s shelf registration statement on Form F-3 (No. 333-195645) and to be issued pursuant to the Senior Debt Indenture dated November 10, 2014 between the Issuer and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”)

Preliminary Prospectus Supplement	Preliminary Prospectus Supplement dated August 3, 2016 (the “Preliminary Prospectus Supplement”). If there is any discrepancy or contradiction between this Pricing Term Sheet and the Preliminary Prospectus Supplement, this Pricing Term Sheet shall prevail

Listing:	We will apply to list the notes on the New York Stock Exchange

Governing Law:	New York law

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus Supplement

Description of Notes

Interest will be payable on the Notes quarterly in arrear, on August 10, November 10, February 10 and May 10 in each year (each, an “interest payment date”), commencing on November 10, 2016, to the person in whose name such note is registered at the close of business on the business day immediately preceding the applicable date on which interest will be paid (or, if the Notes are held in definitive form, the 15th business day preceding the applicable date on which interest will be paid). The Notes will bear interest from (and including) August 10, 2016 to (but excluding) November 10, 2016, at a rate per annum equal to the initial interest rate and thereafter at an interest rate that will be reset as described below to a rate per annum equal to LIBOR (as defined below) plus 2.11% per annum. The initial interest rate will be equal to LIBOR plus 2.11% per annum as determined by the calculation agent as described below.

If any interest payment date, other than the maturity date, for the Notes would fall on a day that is not a business day, the interest payment date will be postponed to the next succeeding business day, except that if that business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date for the Notes would fall on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest will accrue after such maturity date. For the Notes, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or London, England are authorized or required by law, regulation or executive order to close.

Each interest period on the notes will begin on, and include, an interest payment date and end on, but not include, the following interest payment date (each, an “interest period”); provided that the first interest period will begin on August 10, 2016 and will end on, but not include the first interest payment date. The rate of interest on the Notes will be reset quarterly on August 10, November 10, February 10 and May 10 in each year, commencing on November 10, 2016 (each, an “interest reset date”); provided that the interest rate in effect from (and including) August 10, 2016 to (but excluding) the first interest reset date will be the initial interest rate. If any interest reset date would fall on a day that is not a business day, the interest reset date will be postponed to the next succeeding business day, except that if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

The Issuer will appoint a calculation agent for the Notes on or prior to the issuance date of the Notes (the “calculation agent”). The calculation agent will determine the initial interest rate for the Notes by reference to LIBOR on the second London banking day preceding the issue date and the interest rate for each succeeding interest reset period by reference to LIBOR on the second London banking day preceding the applicable interest reset date (each an “interest determination date”). Promptly upon such determination, the calculation agent will notify the Issuer and the trustee (if the calculation agent is not the trustee) of the new interest rate. Upon the request of the holder of any Note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date.

“London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market.

“LIBOR” will be determined by the calculation agent in accordance with the following provisions:

(1) With respect to any interest determination date, LIBOR will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars having a maturity of three months commencing on the related interest reset date that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on that interest determination date. If no such rate appears, then LIBOR, in respect of that interest determination date, will be determined in accordance with the provisions described in (2) below.

(2) With respect to an interest determination date on which no rate appears on Reuters Page LIBOR01, the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market (which may include affiliates of the underwriters), as selected and identified by the Issuer, to provide its offered quotation (expressed as a percentage per annum) for deposits in U.S. dollars for the period of three months, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the City of New York, on the interest determination date by three major banks in The City of New York (which may include affiliates of the underwriters) selected and identified by the Issuer for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related interest reset date, and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two such rates are so provided, LIBOR on the interest determination date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, LIBOR on the interest determination date will be LIBOR in effect with respect to the immediately preceding interest determination date.

“Reuters Page LIBOR01” means the display that appears on Reuters Page LIBOR01 or any page as may replace such page on such service (or any successor service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

The day count fraction will be Actual/360.

All percentages resulting from any calculation of any interest rate for the Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or ..09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

All calculations made by the calculation agent for the purposes of calculating interest on the Notes shall be conclusive and binding on the holders of the Notes, the issuer and the trustee, absent manifest error.

Additional considerations related to the Notes

For any interest period, if 3-month USD LIBOR is negative, then it would reduce the interest rate payable for such interest period below the specified margin. Accordingly, holders may receive an interest rate on the Notes that is lower than the specified margin.

The Issuer has filed a registration statement (including a prospectus dated May 2, 2014 (the “Prospectus”) and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Prospectus and the Preliminary Prospectus Supplement for this offering in that registration statement, and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Prospectus and the Preliminary Prospectus Supplement from Barclays Capital Inc. by calling 1-888-603-5847.

Exhibit C

Barclays PLC
Fixed Income Investor Presentation
H1 2016 Results Announcement July 2016

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Strategy & Performance
Overview

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Transatlantic Consumer, Corporate & Investment Bank
Our strategy is on track and is showing encouraging progress
Strong Core returns Double digit Core RoTE 11.0% RoTE1
New cost guidance for 2017 £400m-£500m2
Non-Core closure
Continued momentum, on track to close in 2017 c.£20bn RWAs
c.10bps
Sell down Barclays Africa First sale of 12.2% stake complete
CET1 benefit Targeting Group
Reduce costs On track to meet £12.8bn 2016 Core cost target, subject to FX3 cost: income ratio <60%
Capital strength Strong capital ratios, providing additional flexibility 11.6% CET1 ratio
Group RoTE converging with Core RoTE
Barclays H1 2016 Fixed Income Investor Presentation

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STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Our strategy remains unchanged and is on track
Since EU Referendum 23rd June
Helped start c.2,0004 £100m fund for new businesses lending to farmers
Barclays UK
Residential mortgage c.62,000 completions current accounts up 8% at c.£2bn5 opened
£800m of sterling
Raised €750m bond offerings bond for for BAT and Deutsche Bahn Brown Forman
Barclays Corporate & International
Joint Global Advised Nortek Coordinator of on US$2.8bn sale
ENAV?s €760m to Melrose IPO in Italy
In a more uncertain environment our customers and clients are still looking to us for advice, financing and partnership
Confident we will continue to be a major player in the European capital markets
Some understandable caution, but seeing no immediate signs of unusual impairment trends or stress
Business and geographic diversification together with our conservative risk profile makes Barclays extremely resilient
Barclays H1 2016 Fixed Income Investor Presentation

4

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Financial highlights – Q216
Double digit Core returns: Underlying Core RoTE of 11.0%, driven by Barclays UK RoTE of 18.4% and Barclays Corporate & International RoTE of 11.9%6
Robust capital ratios: CET1 ratio of 11.6% – on track to meet end-state capital requirements, providing additional capital flexibility to improve returns
Continuing Non-Core momentum: £4bn reduction in RWAs to £47bn – on track to close Non-Core in 2017, with c.£20bn of RWAs
Continued focus on reducing cost: On track to meet £12.8bn 2016 underlying Core cost target, subject to FX3 – Core cost: income ratio of 57%7
Preserving book value: TNAV per share increased 3p to 289p
Barclays H1 2016 Fixed Income Investor Presentation

5

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Resilience from prudent risk management and diversification
Diversified income by business – H1168 Lower volatility of LLR vs. other major UK banks9
4% Average 1995-2015 Personal Banking 3%
21% 18%
Barclaycard Consumer UK
WEBB 2%
8%
1%
Markets
7%
22% 0%
Banking
24% -1%
Consumer, Cards & Payments
Barclays Bank A Bank B Bank C
Well balanced business mix with income diversification Consistently conservative risk management with across consumer and wholesale banking lower LLR volatility through the cycle
Diversified income by geography – H11610 Bank of England stress tests—CET1 ratio drawdown (bps)11
3% 2014 2015
2% UK 510 480 500
31% Europe
54% Americas 340
290 320 330
Africa and Middle East 240
10% Asia 160 210
Geographic diversification with almost one third Lowest stress loss in both 2014 and 2015 BoE stress tests of our income from the Americas post strategic management actions
Barclays H1 2016 Fixed Income Investor Presentation

6

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Statutory Group financials – Q216
Three months ended (£m) Jun-16 Jun-15% change Diversified Consumer, Corporate & Investment Bank
Income 5,972 6,461(8%) Q216 Core income by business12
Impairment(488)(393)(24%)
– Operating expenses(3,425)(3,557) 4%
– Litigation and conduct(447)(927) 52%
Total operating expenses(3,872)(4,484) 14%
Other net expenses(342)(39) 24% 32% Barclays UK
Profit before tax 1,270 1,545(18%)
Tax(467)(324)(44%) BC&I—Corporate &
Profit after tax—continuing operations 803 1,221(34%) Investment Bank
NCI – continuing operations(92)(85)(8%) BC&I—Consumer,
Other equity holders(104)(79)(32%) Cards & Payments
Profit after tax – discontinued operation 145 162(10%) 44%
NCI – discontinued operation(75)(73)(3%)
Attributable profit 677 1,146(41%)
Performance measures Q216 Group cost: income ratio
Return on average tangible equity 5.8% 9.8%
Cost: income ratio 65% 69%
Loan loss rate (LLR) 41bps 35bps
Basic earnings per share 4.2p 7.0p
Jun-16 Mar-16 69%
Risk weighted assets £366.3bn £363.0bn 65%
Notable items (£m)13 Jun-16 Jun-15
– Own credit 292 282 Income
– Gain on disposal of Barclays’ share of Visa Europe 615—Income
– Gains on US Lehman acquisition assets—496 Income Q215 Q216
Litigation
– Provisions for UK customer redress(400)(850) and conduct
Total 507(72)
Barclays H1 2016 Fixed Income Investor Presentation

7

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Core: Underlying Return on Tangible Equity of 11.0%
Business performance excluding notable items Profit/(loss) before tax (£m) Jun-16 Jun-15% change
Three months ended (£m) Jun-16 Jun-15% change – Barclays UK 625 668(6%)
Income 5,409 5,441(1%) – Barclays Corporate & International 1,262 1,374(8%)
Impairment(462)(373)(24%) – Head Office(35)(40) 13%
– Operating expenses(3,057)(3,061)—Core 1,852 2,002(7%)
– Litigation and conduct(20)(19)(5%)
Total operating expenses(3,077)(3,080)—Q216 Performance metrics
Other net expenses/income(18) 14 Core income decreased 1% to £5.4bn, excluding own credit and the
Profit before tax 1,852 2,002(7%) gain on sale of Visa Europe
Attributable profit 1,097 1,265(13%) Underlying impairment performance was stable while LLR increased by
Performance measures excluding notable items 7bps mostly due to refinement of impairment modelling
Return on average tangible equity 11.0% 14.0% Total operating expenses were flat, with savings offset by FX moves
Average allocated tangible equity14 £40.7bn £36.4bn—Remain on track for 2016 Core cost target of £12.8bn, subject to FX3
Cost: income ratio 57% 57%—Cost: income ratio was 57%
Loan loss rate (LLR) 45bps 38bps Average allocated tangible equity increased by £4bn since Q215
Basic earnings per share 6.6p 7.7p—Core RoTE was 11.0%
Jun-16 Mar-16 Barclays UK – RoTE of 18.4%
Risk weighted assets14 £319.6bn £312.2bn Income was broadly in line, with good growth in customer balances offsetting lower fee income
Notable items (£m) Jun-16 Jun-15 Cost reduction of 3% generated positive jaws
– Own credit 292 282
– Gain on disposal of Barclays’ share of Barclays Corporate & International – RoTE of 11.9%
615 -
Visa Europe Strong profit growth of 41% in CC&P and RoTE of 26.3%
– Gains on US Lehman acquisition assets—496 Resilient CIB performance despite challenging market conditions, and
– Provisions for UK customer redress(400)(800) RoTE of 9.5%
Total 507(22)
Barclays H1 2016 Fixed Income Investor Presentation

8

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Non-Core: Continued good rundown momentum
Business performance excluding notable items
Three months ended (£m) Jun-16 Mar-16 Jun-15
– Businesses 181 196 292
– Securities and loans(363)(402) -
– Derivatives(162)(36)(49)
Income(344)(242) 243
Impairment(26)(29)(20)
– Operating expenses(368)(489)(496)
– Litigation and conduct(27)(66)(58)
Total operating expenses(395)(555)(554)
Other net expenses/income(324) 11(54)
Loss before tax(1,089)(815)(385)
Attributable loss(887)(603)(284)
Performance measures excluding notable items
Average allocated tangible equity £7.9bn £9.0bn £11.3bn
Period end allocated tangible equity £7.8bn £8.5bn £10.1bn
Basic earnings/(loss) per share(5.2p)(3.6p)(1.7p)
Risk weighted assets £46.7bn £50.9bn £68.6bn
Notable items (£m) Jun-16 Mar-16 Jun-15
– Provisions for UK customer redress —(50)
Material one-off items (£m) Jun-16 Mar-16 Jun-15
– Impairment of French retail business
assets held for sale(372) —
– Restructure of ESHLA loans with LOBO
features(182) —
Q216 Performance metrics
Negative income of £344m was largely driven by a one-off loss of £182m due to the restructuring of the ESHLA Lender Option Borrower Option (LOBO) loan terms
- Business income reduced due to sale of the Portuguese business
- Derivatives income reduced reflecting active rundown of portfolios and funding costs Total operating expenses declined to £395m including lower restructuring costs of £81m (Q116: £182m) Loss before tax increased to £1,089m reflecting a £372m impairment associated with the valuation of the French retail banking operations which are held for sale
Key drivers/highlights
RWAs reduced by £4bn to £47bn from rundown of businesses, derivatives, and securities & loans
- Portugal retail business sale completed on 1 April, reducing RWAs by £1.8bn Restructuring of ESHLA LOBO loan terms expected to significantly reduce future P&L volatility in the remaining portfolio
- Capital accretive due to reduced requirement to hold capital against these loans
- Significant reduction in Level 3 assets
Lower ESHLA negative fair value movements of £50m as gilt swap spreads narrowed
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Priority is to close Non-Core in 2017
Continued good execution of the Non-Core rundown while preserving capital
- RWA reduction of £4bn in Q216
- Strong pipeline of business disposals and confidence in derivatives rundown
Priority remains to close Non-Core with c.£20bn of RWAs in 2017 with minimal impact on Group returns Providing new cost guidance for 2017 of £400-£500m2
RWAs (£bn)15 Pipeline of announced disposals
110
£4bn
51 47 10
19 c.20 8 10 Dec-13 Mar-16 Jun-16 2017 Guidance
Businesses Derivatives Securities & loans Operational risk plus DTAs
Italy Retail
Barclays Risk Analytics and Index Solutions Asia Wealth and Investment Management Southern European Cards France Retail16
Remaining Businesses
Egypt/Zimbabwe Italian Mortgages
Expected pro-forma impact on completion
RWAs c.£3bn CET1 ratio c.15-20bps
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Capital & Leverage

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Strong CET1and leverage ratio progression
Fully Loaded CET1 ratio17
442 402 366 358 363
RWAs(£bn)
Organic capital accretion c.250bps BAGL selldown and >100bps Non-Core disposals18 Conduct & litigation
11.4% 11.3% 11.6% 11.3%
10.3%
9.1%
Dec-13 Dec-14 Dec-15 Mar-16 Jun-16
Leverage ratio19
1,365 1,233 1,082 1,155
1,028 Leverage exposure (£bn)
c.120bps
3.7% 4.5% 4.3% 4.2%
3.0%
Dec-13 Dec-14 Dec-15 Mar-16 Jun-16
CET1 ratio of 11.6% as at 30 June 2016, an improvement of c.250bps since December 2013 despite absorbing conduct and litigation charges of c.160bps
The 30bps Q2 increase was driven by a £1.5bn increase in CET1 capital while RWAs increased by £3bn
– CET1 capital up mainly due to profits, the impact of the sale of 12.2% in BAGL, and reserve movements incl. FX
– GBP depreciation drove most of the RWA increase, partially offset by underlying reductions in non-core Further sell-down of BAGL to a level that achieves regulatory deconsolidation18, non-core disposals and CET1 accretion expected to more than offset potential headwinds
Leverage ratio of 4.2% as at 30 June 2016, an improvement of c.120bps since December 2013 The 10bps Q2 reduction was mainly due to a £73bn increase in leverage exposure, offsetting the £1.6bn increase in T1 capital
The increase in leverage exposure mainly reflects market movements, including FX, impacting a number of line items, and an increase in the cash contribution to the Group liquidity pool Expect to grow the leverage ratio further over time, maintaining the ratio comfortably above future minimum requirements
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Managing evolving future minimum CET1 levels
Illustrative evolution of minimum CET1 requirements and buffers20
Minimum CRD IV CET1 requirement Mandatory distribution restrictions hurdle22 2016 Pillar 2A CET1 requirement21 BoE stress test systemic reference point G-SIB buffer for 2016 tests23 Capital Conservation Buffer (CCB)
Future CET1 ratio20 = Regulatory minimum level + H116 CET1 c.1-1.5% management buffer 11.6%
11.2% Stress buffer24 (including management buffer): c.4%
Previous stress tests25:
Current buffer: • 2014 „stress-loss?: 160bps 3.8% • 2015 „stress-loss?: 290bps
8.7%
7.8% Shifts in 0.6% 2.0% CRD IV buffers
7.2% 0.5%
2.2% 2.2% Reduction RWAs recalibrated as P1
4.5% 4.5%
Jan-16 Fully phased-in illustration
CET1 minimum levels and internal management buffer
As capital buffers and RWAs will evolve over time, we manage our CET1 position to maintain a prudent internal management buffer over future minimum levels to guard against mandatory distribution restrictions22
The management buffer is prudently calibrated, intended to absorb fluctuations in the CET1 ratio, cover against event risk and stress, and to ensure management actions can be taken in sufficient time to avoid breaching mandatory distribution restrictions in stress event
Key regulatory variables potentially impacting future minimum CET1 levels
CRD IV buffers
De-risking and management actions with aim to reduce the G-SIB buffer ? Potential future introductions of or variations in country-specific countercyclical buffers (CCyBs)
Pillar 2A requirements21
Barclays? 2016 P2A requirement as per the PRA?s Individual Capital
Guidance (ICG) is 3.9%, of which 2.2% is required to be held in CET1 form ? Despite 2016 increase, expect partial shift into Pillar 1 over time
RWA developments
Expect further RWA reduction pre any Basel recalibration. Full deconsolidation of BAGL on a regulatory and accounting basis and further BNC reductions towards 2017 target implies RWAs in “low £300bns“18
While RWAs might increase due to Basel driven rule changes, this should be at least partially offset by reductions in Pillar 2A requirements
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Managing capital position for regulatory minimum levels and stress testing
Barclays? expected systemic reference points for 2016 BoE stress test20,23
Minimum CRD IV CET1 requirement Mandatory distribution restrictions hurdle22
2016 Pillar 2A CET1 requirement21 BoE stress test systemic reference point
G-SIB buffer for 2016 tests23
Capital Conservation Buffer (CCB) Future CET1 ratio20 =
Regulatory minimum level +
c.1-1.5% management buffer
Stress buffer24 (including
management buffer): c.4%
H116 CET1 11.2% Previous stress tests25:
11.6% 10.1% • 2014 „stress-loss?: 160bps
1.9% • 2015 „stress-loss?: 290bps
7.8% 9.0% 1.3%
0.6% 1.5% 8.7% 2.0%
0.5% 7.7% 1.0% 8.2%
7.2%
2.2% 2.2% 2.2% 2.2%
4.5% 4.5% 4.5% 4.5%
Jan-16 Jan-17 Jan-18 Jan-19
For the 2016 BoE stress tests, the stress test systemic reference point will include the minimum CRD IV CET 1 requirement, P2A, and a phased-in G-SIB buffer
The stressed capital ratio for each year over the stress test horizon will be measured against the respective applicable stress test systemic reference point
Barclays? fully phased-in stress buffer is expected to be c.4% when including the management buffer, providing ample headroom should future stress losses be higher than experienced to date
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Evolving CRD IV capital structure transitioning to HoldCo
over time
Illustrative evolution of CRD IV capital structure26 Well managed and balanced total capital structure
Transitional and fully-loaded total capital ratios increased by 50 and 40bps
18.7% respectively to 18.7% (Mar-16: 18.2%) and 17.6% (Mar-16: 17.2%), mainly
Total capital ratio ?17% driven by CET1 accretion
Total capital ratio Capital efficient CRD IV grandfathering transition supported by recent LMEs
4.1%—Most OpCo capital is expected to remain eligible CRD IV capital during
(£15.0bn) ?3% and, to the extent outstanding, after grandfathering period, and is
T2 T2 (incl. P2A) currently expected to qualify as MREL/TLAC until 1 Jan 202227
We aim to manage our capital structure in an efficient manner:
1.6% (£5.8bn) 2.2%—Expect to build an additional c.80bps of AT1 to reach c.2.2% in
Legacy T1 AT1 (incl. P2A) end-state through measured issuance over time
1.4% (£5.3bn) AT1 CCyB/ 1.0—1.5%—Quantum of Tier 2 capital will be informed by MREL rules which are yet
Sectoral Internal buffer to be finalised, as well as relative pricing of Tier 2 and senior unsecured buffers 2.0% debt and investor appetite
G-SII
2.5%
Capital Pillar 2A requirement21
11.6% Conservation buffer
(£42.4bn)
CET1 2.2% P2A Barclays? 2016 Pillar 2A requirement as per the PRA?s Individual Capital
Guidance (ICG) is 3.9%. The ICG is subject to at least annual review
—CET1 of 2.2% (assuming 56% of total P2A requirement)
4.5%—AT1 of 0.7% (assuming 19% of total P2A requirement)
CET1—T2 of 1.0% (assuming 25% of total P2A requirement)
Basel Committee consultations and reviews of approaches to Pillar 1 and
Pillar 2 risk might further impact the Pillar 2A requirement in the future
Barclays Jun-16 Barclays
capital structure end-state
(PRA transitional) capital structure
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Capital allocation balanced and diversified across the Group
Group RWAs (£bn) by division – Jun-16 Group RWAs (£bn) by product – Jun-16
£366bn £366bn
47 Non-Core: 13% Operational Risk29
4328 Head Office: 12%
Non-Core
Includes
Head Office Africa Banking RWAs
67 Barclays UK: 18%
WEBB30 Mortgages Consumer, Cards & Payments: 8% Personal
31 Barclaycard Consumer UK
24 Operational Risk: 7% Consumer, Cards & Payments
23 Market Risk: 6% Macro
26 Counterparty Credit Risk: 7% Equities Credit CIB
Banking fees 105 Credit Risk: 29% Corporate lending Transactional banking
Markets businesses (Credit, Equities and Macro) represent c.15% of Group RWAs31
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Continued strong leverage position
Leverage exposure32 (£bn)
L&A and other assets33 Derivatives
SFTs Undrawn commitments Leverage ratio32
4.5%
4.3% 4.2%
3.7%
1,233
1,155 115 1,028 1,082
117 157 112 111 111 99 94 271 219 200 195
690 671 708 628
Dec-14 Dec-15 Mar-16 Jun-16
Highlights Q216
Decrease in leverage ratio to 4.2% primarily driven by an increase in leverage exposure, offsetting the £1.6bn increase in Tier 1 capital
The £73bn increase in leverage exposure mainly reflects market movements, including FX, impacting a number of line items, and an increase in the cash contribution to the Group liquidity pool
Core drove £76bn of the increase which was partially offset by a small decrease of £3bn in BNC, although this would have been larger excluding currency impacts
Regulatory developments
From 1 January 2016, Barclays is required to also calculate an average leverage ratio based on the average capital measure divided by the average exposure measure for the quarter. As at 30 June 2016, the average leverage ratio was 4.1%34
The average leverage ratio remains well in excess of the expected minimum end-state requirement for Barclays, expected to be below 4%
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Holding company transition and MREL/TLAC

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
TLAC and MREL requirement expectations
Pillar 1 TLAC minimum requirements and illustrative MREL expectations27
Pillar 1 requirements 2016 Pillar 2A requirement21 Assumed CRD IV combined buffer requirement BoE Recapitalisation amount
TLAC MREL27
H116 PRA c.4.5% c.4.5% Transitional total c.4.5% capital ratio: 18.7% ?8%
CBR 1.1% Equal to at least c.20.5% c.22.5% Recapitalisation Pillar 1 minimum 18% 3.9%21 3.9%21 TLAC requirements
16%
13% absorbtion
8% Loss—8%
FSB TLAC FSB TLAC MREL 2016 Illustrative Jan-19 Jan-22 expectation Future MREL
Compliant with 1 January 2016 MREL, as set at applicable regulatory minimum capital levels, including Pillar 2A, as indicated by the Bank of England
MREL expected to equal applicable minimum capital requirement until 1 January 2020. Ahead of that, G-SIBs are expected to be required to meet at least FSB?s Pillar 1 minimum TLAC requirement as of 1 January 2019. This provides UK banks ample time and flexibility to manage the transition period
However, as rules are not yet finalised, uncertainty remains both as to the requirement and its calibration
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Illustrative MREL/TLAC requirements
Illustrative MREL/TLAC needs to meet future requirements27
c.£6bn p.a. / Proactive refinancing from HoldCo and liability management £33bn in exercises executed to date position us well for future requirements aggregate While our full MREL requirement might apply earlier, we currently to 1 Jan 202227: ?24% expect the 1 January 2022 requirement to be our binding constraint due to the potential disqualification of OpCo legacy T1 and T2 21.9% capital from this point onwards HoldCo Snr: At a minimum, we expect to need to meet at least the Pillar 1 HoldCo minimum TLAC requirement of 18%, plus an assumed CBR of 3.2% (£11.7bn) Senior c.4.5% by 1 January 2022, on top of which we expect to hold a 17.0% prudent management buffer
T2:
This would drive manageable illustrative issuance volumes across 4.1% (£15.0bn) HoldCo Snr: AT1, T2 and HoldCo senior debt, subject to market conditions and 3.2% (£11.7bn) T2: ?3.0% capacity
T1: 5.5 year
T2: 0.8% (£2.9bn) Actual issuance may differ from illustration and will depend on 3.0% (£11.1bn) conformance AT1: c2.2% AT1: 1.4% (£5.3bn) period future MREL/TLAC requirements, future RWA levels, CET1 accretion, investor appetite and market conditions
Precise composition of future MREL/TLAC stack remains subject to our final MREL/TLAC requirement, shifts in the various CET1: CET1: components of our future total capital requirements, and the 11.6% 11.6% CET1 relative pricing of – and investor appetite for – various HoldCo debt
(£42.4bn) (£42.4bn) classes
Key assumptions (all subject to change):
End requirement based on our current understanding of TLAC pillar 1 requirement plus buffers
Spot RWAs of £366bn
Jun-16 Jun-16 Illustrative issuance 35 Illustrative
BoE Transitional Spot MREL/TLAC 1 Jan 2022 • CET1 resources held constant MREL/TLAC MREL/TLAC
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Continued progress on transition to HoldCo capital and funding model
PRA transitional regulatory capital Outstanding term vanilla senior unsecured debt
(£bn) Dec-15 Jun-16 (£bn) Dec-15 Jun-16
PRA transitional Common Equity Tier 1 capital 40.7 42.4 Barclays PLC (HoldCo) 6.2 11.7 PRA transitional Additional Tier 1 regulatory capital 11.9 11.1
– Barclays PLC (HoldCo) 5.3 5.3 Barclays Bank PLC (OpCo)36 22.8 17.6
– Barclays Bank PLC (OpCo) 6.6 5.8
Total term vanilla senior unsecured debt 29.0 29.3
PRA transitional Tier 2 regulatory capital 13.8 15.0
– Barclays PLC (HoldCo) 1.8 2.9
– Barclays Bank PLC (OpCo) 12.0 12.1
PRA transitional total regulatory capital 66.5 68.4
BB PLC Tier 2 capital as at 30 June 2016 (nominal basis)37,38 Term vanilla senior unsecured debt maturities as at 30 June 2016
By contractual maturity as applicable 4.6 BB PLC (£18bn total) B PLC (£12bn total) By next call date as applicable 3.1 1.7 1.5 1.2 0.8 0.7 0.7
0.0 0.1 0.0 0.0 0.2 0.1 0.0 0.2 4.8
2016 2017 2018 2019 2020 2021 2022 2023+ 1.5
BB PLC Tier 1 capital as at 30 June 2016 (nominal basis)37
5.0 1.1
First call date 2.5 3.4
2.6 3.0 2.6 2.7 1.0 2.0 0.8 0.3 0.0 0.2 0.0 0.0 0.5 0.9 0.6 0.4
2016 2017 2018 2019 2020 2021 2022 2023+ 2016 2017 2018 2019 2020 2021 2022 2023+
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC UK approach to resolution
Illustrative UK resolution loss allocation waterfall39 OpCo waterfall Intercompany investments HoldCo waterfall BRRD PONV write-down Total OpCo losses are allocated to Losses are transmitted to HoldCo • The loss on HoldCo?s investment powers ensures OpCo OpCo investors in accordance through write-down of its from step 2 is allocated to the regulatory capital (external with the OpCo creditor hierarchy intercompany investments in line HoldCo?s investors in accordance and internal) is written down

1	2 with the OpCo?s creditor 3 with the HoldCo creditor after equity40

Each class of instrument should hierarchy hierarchy rank pari passu irrespective of The illustrative loss shows
STEP holder, therefore LGD of external STEP The HoldCo?s investments are STEP The HoldCo creditor hierarchy and internal instruments of the impaired by aggregating the remains intact that external and internal same class are expected to be the losses on each of the OpCo investments of the same intercompany investments same rank in resolution should have the same LGD.
However, step 3 illustrates that the LGD for an OpCo Senior Unsecured instrument class could be Senior Unsecured 5 different to that of the same class at the HoldCo where the
Senior Unsecured diversification of a banking
4 Other internal TLAC27 Tier 2 group is retained investment Inter- External loss absorbing External Other internal capacity at OpCo provides 3 company 27 Tier 2 TLAC investment support to HoldCo and its ABSORBTION Tier 2 Additional Tier 1
ABSORBTION creditors Tier 2 investment loss Inter-
External company loss • Important for UK HoldCo LOSS 2 OpCo Tier 1 AT1 AT1 investment LOSS investors to understand HoldCo nature of intercompany Equity arrangements Illustrative Equity Equity investment 1 Illustrative
Loss OpCo Liabilities HoldCo Investments in OpCo HoldCo Liabilities
allocation Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Barclays PLC parent company accounts
Barclays PLC parent company balance sheet Key notes
Balance sheet Barclays PLC is the holding company of the Barclays Group
As at As at The HoldCo?s primary assets currently are its investments in, and loans and

31	Dec-15 30 Jun-16 advances made to, its sole direct subsidiary, Barclays Bank PLC, the operating

£m £m company
Assets As Barclays continues to be committed to issuing most capital and term vanilla
Investment in subsidiary 35,303 35,417 senior unsecured debt out of the HoldCo going forward, the HoldCo balance
Loans and advances to subsidiary 7,990 14,687 sheet is expected to increase
Derivative financial instrument 210 255 As at 31 December 2015, the distributable reserves of Barclays PLC were
Other assets 133 62 £7.1bn
Total assets 43,636 50,421
Liabilities Notes to the parent company balance sheet as at 30 June 2016
Investment in subsidiary
Deposits from banks 494 496 The investment in subsidiary of £35,417m (2015: £35,303m) represents
Subordinated liabilities 1,766 2,917 investments made into Barclays Bank PLC, including £5,321m (2015: £5,321m) of
Debt securities in issue 6,224 11,770 Additional Tier 1 (AT1) securities. The increase of £114m during the period was due to a cash contribution made to Barclays Bank PLC.
Other liabilities —
Total liabilities 8,484 15,183 Loans and advances to subsidiary, subordinated liabilities and debt securities in issue
Shareholders’ equity During H1 2016, Barclays PLC issued $1.25bn of Fixed Rate Subordinated Notes included within the subordinated liabilities balance of £2,917m (2015: £1,766m),
Called up share capital 4,201 4,228 $4.3bn of Fixed Rate Senior Notes, Yen 20bn of Fixed Rate Senior Notes, €1.7bn
Share premium account 17,385 17,535 Fixed and Floating Rate Senior Notes, and AUD 0.1bn of Fixed Rate Senior Notes
Other equity instruments 5,321 5,321 included within the debit securities in issue balance of £11,770m (2015: £6,224m).
Capital redemption reserve 394 394 The proceeds raised through these transactions were used to invest in Barclays
Bank PLC in each case with a ranking corresponding to the notes issued by Barclays
Retained earnings 7,851 7,760 PLC and included within the loans and advances to subsidiary balance of £14,687m
Total shareholders’ equity 35,152 35,328(2015: £7,990m).
Total liabilities and shareholders’ equity 43,636 50,421
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Structural Reform

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Simplifying our business divisions for structural reform
Barclays a PLC L 41
Barclays UK Barclays Corporate & International Non-Core Africa Banking
UK consumer and business bank42 Diversified transatlantic Aim to achieve differentiated by scale and digital innovation wholesale and consumer bank Expect to close regulatory in 2017 with deconsolidation Personal Banking c.£20bn of First selldown to Corporate & Investment Bank RWAs 50.1% Barclaycard Consumer UK constructs Consumer, Cards & Payments completed Wealth, Entrepreneurs & Business Banking Divisional Summary financials – H116
PBT: £1,080m PBT: £2,753m RoTE43: 13.6% RoTE43: 14.3% RWAs: £67bn RWAs: £209bn
Formation of the UK Ring-fenced Bank Residual assets to legal (RFB) prior to 1 January 2019 Barclays Bank PLC (and subsidiaries) RFB and BB PLC returns and well constructs? Delivering entities with strong balanced funding profiles entities with strong and asset Future entity? Well capitalised balance sheets quality
? Expect that both divisions, when separately assessed, would support solid investment grade ratings
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Progress on Group legal structure
Barclays PLC41
Barclays UK Likely to be Barclays Corporate & International
transferred 42 under
Divisional UK consumer and business bank Barclays PLC Diversified transatlantic wholesale constructs differentiated by scale and digital innovation in the future and consumer bank
Enterprise-wide Service entity Company Construct Formation of the
Integrated under current Barclays Bank PLC
legal UK Ring-fenced Bank prior to 1 January 2019 management structures to (and subsidiaries)
constructs provide critical service to BUK Future and BC&I to deliver operational continuity
US IHC
Successfully launched 1st July 2016
US IHC Multiple entities
Holds all existing US subsidiaries
Compliant with all minimum requirements
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Anticipated funding sources of future UK ring-fenced bank
and Barclays Bank PLC (and subsidiaries)
Barclays PLC41
Barclays UK Barclays Corporate & International
Divisional constructs UK consumer and business bank42 differentiated by scale Diversified transatlantic wholesale and digital innovation and consumer bank
Formation of the UK Ring-fenced Bank Barclays Bank PLC (and subsidiaries)
prior to 1 January 2019
Funding sources: H116 LDR: 91% Funding sources: H116 LDR: 90%
Deposit funding: Deposit funding:
—Retail deposits—Mid and large corporate deposits
—Business banking deposits—Delaware deposits
constructs Term funding:—International wealth customer deposits
—Equity, debt capital and term senior unsecured debt downstreamed Term funding:
entity from B PLC (Internal MREL/TLAC)—Equity, debt capital and term senior unsecured debt downstreamed
—Secured funding (e.g. covered bonds and ABS) from B PLC (Internal MREL/TLAC)
Legal Other operating funding:—Residual outstanding BB PLC externally issued debt capital and
—Short-term funding (e.g. CD/CP) senior unsecured debt (including structured notes)
—Secured funding (e.g. ABS)
Other operating funding (externally issued):
—Short-term funding (e.g. CD/CP)
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Liquidity & Funding

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Maintaining a robust liquidity position and well diversified funding profile
High quality liquidity pool (excluding BAGL) (£bn) Maintained a robust liquidity position
LCR44 Group liquidity pool at £149bn, an increase on Q1 as we increased the cash
124% 133% 129% 124% contribution whilst reducing government bonds in the run-up to the EU referendum, in particular a larger USD cash position
149 145 149 Quality of the pool remains high:
132

27	22 26—82% held in cash, deposits with central banks and high quality
26	government bonds
46
85	75 55—92% of government bonds are securities issued by UK, US, Japanese,

French, German, Danish, Swiss and Dutch sovereigns

77	All else being equal, no need to access term wholesale funding markets for
37	48 51 the remainder of the year to maintain an expected LCR above 100%

Dec-14 Dec-15 Mar-16 Jun-16 Although not a requirement, the liquidity pool exceeded wholesale funding
Cash & Deposits at Central Banks Government Bonds Other Available Liquidity maturing in less than one year by £79bn
Total funding (excluding BAGL) Well balanced funding profile
NSFR45 The Group made good progress on its commitment to transition to a holding
102% 106% 106% 106% company capital and wholesale funding model during H116
—Successfully issued £5.7bn from the HoldCo in H116. Further issuance
£508bn £499bn £490bn £511bn subject to market conditions and investor capacity
—£6.1bn of public operating company senior debt and capital instruments,
13% 11% 11% 12% including preference shares, have been bought back and called during
13% 13% 13% 15% H116 as we continued to optimise funding costs
4% 8% 4% 7% 4% 5% 4% 5% As at H116, remaining maturities across public and private senior unsecured and secured, and capital instruments of £7bn in 2016
62% 64% 66% 65% Aim to build a diversified funding profile at the HoldCo across currencies, maturities and channels
We expect to be a measured issuer of AT1 and T2 out of HoldCo over the next
Dec-14 Dec-15 Mar-16 Jun-16 few years
Customer deposits Secured term funding Sub. Debt46 Group and retail businesses Loan to Deposit Ratio (LDR) stable at 97% and
Short-term debt and other deposits Unsecured term funding 85% respectively
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Continue to access diverse wholesale funding sources across multiple products, currencies and maturities
Wholesale funding by product46
Deposits from banks
5% 11% CDs and CPs 15% ABCPs
13%
Public benchmark MTNs 12% 4% Privately placed MTNs Covered bonds/ABS
15% Subordinated liabilities 46 25% Other47
Wholesale funding by maturity46
? 1 month
> 1 mth but ? 3 mths
21% 18%
> 3 mths but ? 6 mths
> 6 mths but ? 12 mths
8%
10% > 1 year but ? 2 years
6% > 2 year but ? 3 years
8% > 3 year but ? 4 years
5% 13%
11% > 4 year but ? 5 years
> 5 years
By currency46 USD EUR GBP Others As at 30 June 2016 47% 30% 19% 4% As at 31 December 2015 38% 31% 23% 8%
Key messages
Total wholesale funding (excluding repurchase agreements) was £154bn at H1 16, an increase of £12bn over the year due to the prudent management of our liquidity position in the immediate run-up to the EU referendum, which mainly comprised of money market funding of <1 month duration
- £70bn matures in less than one year, while £28bn matures within one month (Dec-15: £54bn and £16bn respectively)
- Long-term funding for the Group has reduced since YE 15 as we have de-levered the balance sheet H116 issuance activity from Barclays PLC includes:—c.£4bn equivalent of public benchmark senior unsecured debt—c.£0.9bn equivalent of subordinated debt
- Private MTN issuance across four currencies
The Group bought back £6.1bn of outstanding Barclays Bank PLC senior debt and capital instruments during H116 as part of Barclays? ongoing liability management
- £5.0bn equivalent of senior instruments across 10 instruments
- £1.1bn of capital instruments across 4 securities, including the series 4 USD preference shares As at H116, remaining maturities across public and private senior unsecured and secured, and capital instruments of £7bn in 2016
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Wholesale funding composition48
>1 month >3 months >6 months >1 year >2 year >3 year >4 year
As at 30 June 2016 (£bn) ?1 month but ?3 but ?6 but ?12 Total but ?2 but ?3 but ?4 but ?5 >5 years Total
?1 year
months months months years years years years
Barclays PLC
Senior unsecured MTNs
(public benchmark) — ——0.8 0.1 2.2 2.7 5.3 11.1
Senior unsecured MTNs
(private placements) — — — 0.1—0.1 0.5 0.7
Subordinated liabilities — — — — 1.0 1.9 2.9
Barclays Bank PLC
Deposits from banks 18.2 1.3 1.5 1.4 22.4 ——0.3 0.3 23.0
Certificates of deposit and
commercial paper 1.0 4.9 4.6 4.9 15.4 0.9 0.6 0.9 0.5 0.4 18.7
Asset backed commercial paper 4.0 3.1 0.1—7.2 — ——7.2
Senior unsecured MTNs
(public benchmark)—1.5—3.8 5.3 0.1 1.6 2.0 0.7 1.7 11.4
Senior unsecured MTNs
(private placement)49 1.1 1.7 3.0 4.9 10.7 6.1 4.4 3.4 2.2 8.9 35.7
Covered bonds ——3.2 3.2 2.4—1.8 1.0 3.7 12.1
ABS — 0.3 1.5 1.8 1.3 0.8 1.1 — 5.0
Subordinated liabilities — ——4.3 0.1—6.0 9.3 19.7
Other47 3.2 0.2 0.3 0.3 4.0 0.5 0.4 0.3 0.3 0.7 6.2
Total 27.5 12.7 9.8 20.0 70.0 16.4 8.1 11.7 14.8 32.7 153.7
Total as at 31 December 2015 15.8 15.3 8.6 13.8 53.5 16.5 12.6 13.7 8.3 37.3 141.9
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Asset quality

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Stable CRLs in proportion to gross L&A reflecting Barclays prudent approach to credit risk management
Retail CRL % of Gross L&A Strong coverage of Group Credit Risk Loans (CRLs) and stable Loan Loss Rate (LLR)
Dec-15 Jun-16 CRLs % of Gross L&A Loan loss rate
66% 8.1% CRL coverage 63% 7.4% 1.8% 3.3% 3.6% 1.4% 1.5% 1.4% 2.0% 1.8% 2.3% 2.1% 47bps 39bps
Dec-15 Jun-16 Barclays Barclays Corporate Core Non-Core Group UK & International CRLs 7,817 6,639 L&As50 445,487 477,826
Wholesale CRL % Gross L&A Definitions Dec-15 Jun-16 A loan becomes a CRL when evidence of deterioration has been observed. A loan may be 3.9% 4.1% reported in one of three categories: 1) impaired loans; 2) accruing loans past due 90 days or more as to principal or interest; 3) impaired or restructured loans. These may include loans which, while

1.3%	1.1% 1.2% impaired, are still performing but have associated
0.8%	0.7% 0.9% 0.8% 0.9% individual impairment allowances raised against them Barclays Barclays Corporate Core Non-Core Group LLR is the impairment charge (annualised) as a

UK & International proportion of gross loans and advances
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Asset quality trends remain favourable
Impairment charge and CRLs tracking downwards…
£m 5.1%
4.4%
CRL as % of 3.2%
Gross L&A 2.8%
5,672 2.0% 1.8%
1.4% P&L charge 3,802 3,340 3,071 2,168 2,114 931 2010 2011 2012 2013 2014 2015 H116 52
…while CRL coverage ratio improved
£m 63.0% 66.0% 57.5% CRL Coverage 54.6% 49.7% 51.9% ratio 48.9% Impairment allowance 12,432 10,597 7,799 7,258 5,455 4,921 4,383 2010 2011 2012 2013 20141 2015 H11652
90-day delinquency trends improving or stable
UK Cards
1.6%
UK Mortgages 1.2%
0.3%
0.2% 2010 2011 2012 2013 2014 2015 H116
Impairment charges have consistently declined since 2010 Credit Risk Loans51 as a percentage of Gross Loans and Advances have also consistently declined
Coverage ratios have increased steadily as a result of consistent improvement in asset quality, although impairment allowances have fallen significantly since 2010
Both UK Cards and UK Mortgages delinquency rates remain well controlled, reflecting the quality of the books
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Prudent and well managed risk appetite
Bank of England stress tests – CET1 ratio drawdown11 (bps)
2014
BoE Stress Test assumptions
2014
(peak stress)
480
GDP growth (2.4%)
340 Unemployment rate 11.8% Inflation 6.6% 240 House Price Inflation 210 (35%)
160
Interest rate 4.2%
Barclays Bank 1 Bank 2 Bank 3 Bank 4
2015
BoE Stress Test assumptions
2015 500 510 (peak stress) GDP growth (2.4%)
Unemployment rate 9.2% 290 320 330 Inflation (0.9%) House Price Inflation (20%) Interest rate 0%
Barclays Bank 1 Bank 2 Bank 3 Bank 4
Lowest stress loss in both 2014 and 2015 BoE stress tests post strategic management actions
Evidence of conservative risk profile
Maintained a consistently prudent risk appetite into and since the 2008 financial crisis
- Remain conservatively positioned across all of our portfolios
High quality, conservative UK mortgage portfolio, with low average LTV of c.47% and strong underwriting criteria which have not changed since the crisis
- Intentionally low market share in higher risk segments including high LTV53 (2%) and buy-to-let (9%) mortgages
- Resilient under the house price declines in both the 2014 and 2015 Bank of England stress tests Careful and responsive risk management across UK and US credit card portfolios with history of improving delinquency trends Limited and stable exposure to UK Commercial Real Estate with conservative LTV profile and well collateralised
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
UK Mortgages – High quality, conservative portfolio
BoE Stress Tests UK Mortgage Cumulative Impairment Charge Rates54
2014 2015
4% 3% 2% 1%
0%
Barclays Bank 1 Bank 2 Bank 3 Bank 4 Bank 5
Mortgages Impairment vs. Peer Average55
£m Peers Barclays
500 400 300 200 100
0
2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 -100
Key Messages
High quality, conservative £127bn mortgage portfolio
- Average LTV56 of 47%
- >90 day arrears of 0.2%
- UK mortgage LLR remains negligible
Consistently strong underwriting criteria – limited high LTV57 and buy-to-let (2% and 9% of the portfolio, respectively)
- Average LTV56 of 52% for buy-to-let
- Average LTV56 for London of 36% and South East of 45%
Low proportion of BTL and SVR mortgages
2% 9%
SVR
BTL
Other mortgages
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
UK and US Cards – Seasoned, diversified and resilient portfolios
Breakdown by Delinquency Bucket – UK
30% Early Delinquency Late Delinquency
20%
10%
0%
Q2 07 Q2 08 Q2 09 Q2 10 Q2 11 Q2 12 Q2 13 Q2 14 Q2 15 Q2 16
Breakdown by Delinquency Bucket – US
30%
Early Delinquency Late Delinquency
20%
10%
0%
Q2 08 Q2 09 Q2 10 Q2 11 Q2 12 Q2 13 Q2 14 Q2 15 Q2 16
Key Messages
History of strong and improving delinquency trends across both portfolios Portfolios have been built to be resilient; credit criteria is regularly updated as the macroeconomic environment changes and credit trends improve or deteriorate Strong CRL Coverage Ratios provide significant protection and have increased in recent years
- UK cards CRL Coverage Ratio increased from 90% to 125% between 2012 and H1 2016 Barclaycard remained profitable throughout the stress period for both the Bank of England stress tests in 2014 and 201558
CRL Coverage Ratio
140%
UK Cards US Cards 120%
100% 80% 60% 40% 20%
0%
H112 FY12 H113 FY13 H114 FY14 H115 FY15 H116
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
UK Commercial Real Estate – Stable and limited exposure
BoE Stress Tests UK CRE Cumulative Impairment Charge Rates54
2014 2015
18% 15% 12% 9% 6% 3%
0%
Barclays Bank 1 Bank 2 Bank 3 Bank 4 Bank 5
UK Commercial Real Estate LTV Distribution59
8.6
0.3 0.1 0.1 <=75% >75% and >100% and >125% <=100% <=125%
Key messages
Stable and limited exposure to UK Commercial Real Estate with strict adherence to conservative underwriting criteria over time
- Total UK CRE exposure of £12.3bn representing just 2.6% of total Loans & Advances
- Total collateral balances of £26bn Impairment release for H116 of £1m
Past due balances stood at £174m, representing 1.4% of the portfolio, of which 50% is covered by impairment allowances Over 70% of exposure has a contractual maturity of less than five years Commercial development lending is less than 2% of the CRE book
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Level 3 assets
As at Dec-15 As at Jun-16
140
86 4,947 1,022 4,822 458
11,013 5,418 Total: 17,758 Total:
£37bn 6,771 £31bn
7,330 7,424
Financial assets designated at fair value Derivative financial instruments Available for sale investments
Assets included in disposal groups classified as held for sale Trading portfolio assets Investment property
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Limited oil and gas exposures and robust risk management (31 December 2015)
Key stats Good quality and well diversified Effective risk management
Total credit risk exposures of Of our total wholesale credit exposures84: Our exposure to Oil & Gas is well balanced, with no large concentration of exposure, either by £18.2bn activity or geography
Majority of exposure is to oil majors and other £4.4bn on-balance sheet investment grade clients Strong For remaining exposures, our lending is 78% conservative £106m —Lending to Exploration & Production (E&P), for example, is primarily through Impairment in 2015 collateralised reserve based lending Weak Satisfactory structures whereby loans are secured by the
3% 19% value of proven and producing reserves
Exposure to the metals and mining sector is to
If oil prices remained at experienced counterparties with established c.$30 per barrel track records and strong balance sheets
- Majority of exposure is to diversified majors and other investment grade clients throughout 2016, estimate additional Services impairment of 17%
Refining 4%
c.£250m E&P
62% Midstream
Or if prices reduced to 17%
c.$25 per barrel, c.£450m
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Credit ratings

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Ratings a key strategic priority
Senior Long Term/
Standard & Poor’s Moody’s Fitch
Short Term ratings
BBB Baa3 A
Barclays PLC
(B PLC—HoldCo) A-2 P-3 F1
Barclays Bank PLC A- A2 A (BB PLC—OpCo) CRA: A160
A-2 P-1 F1
Outlook
Pre-referendum STABLE STABLE STABLE
Post-referendum NEGATIVE NEGATIVE STABLE
Barclays is committed to maintaining strong investment grade ratings
Pre-referendum, all 3 rating agencies affirmed Barclays ratings during H116 with stable outlooks
Rating actions post-referendum
All rating agencies took action on UK sovereign ratings
- S&P and Moody?s placed several UK banks on negative outlooks, including Barclays, whilst affirming the ratings
- Ratings and outlooks for Barclays have remained unchanged with Fitch after the UK referendum
HoldCo and OpCo ratings
Punitive HoldCo vs. OpCo differentials remain under S&P and Moody?s due to:
- No HoldCo uplift for junior debt cushion (S&P)
- Expected increase in thickness of the senior HoldCo layer which will benefit LGF over time not taken into account (Moody?s)
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Barclays rating composition for senior debt
Standard & Poor’s Moody’s Fitch
Stand-Alone Credit Profile bbb+ Baseline Credit Assessment baa2 Viability Ratings a
Anchor bbb+ Macro profile Strong+ Operating environment aa to a+
Stand-alone Business position 0 Financial profile baa2 Company profile a to bbb+
rating Capital and earnings 0 Qualitative adjustments 0 Management & Strategy a+ to a-
Risk position 0 Risk appetite a+ to a-
Funding and liquidity 0 Financial profile a+ to bbb
Additional factors Additional factors Additional factors
Notching (HoldCo) -1 Loss given failure (HoldCo) -1 Government support 0
Additional ALAC61 support (OpCo) +1 Government support (OpCo) 1 Qualifying junior debt 0 factors
Government support 0 Loss given failure (OpCo) 2
Group support 0
HoldCo senior long-term BBB HoldCo senior long-term Baa3 HoldCo senior long-term A
OpCo senior long-term A- OpCo senior long-term A2 OpCo senior long-term A
Liability OpCo senior short-term A-2 OpCo senior short-term P-1 OpCo senior short-term F1 ratings
Post-referendum outlook Negative Post-referendum outlook Negative Post-referendum outlook Stable
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Barclays rating composition for subordinated debt
Standard & Poor’s Moody’s Fitch
Stand-alone Stand-Alone Baseline Viability
bbb+ Credit baa2 a
rating Credit Profile Assessment Rating
HoldCo OpCo HoldCo OpCo HoldCo OpCo
T1
T2 T2 T1(non- T2
T2 AT1 Coco UT2 LT2 T1 T2 AT1 Coco UT2 LT2(cum) cum) T2 AT1 Coco UT2 LT2 T1
Contractual -1 -1 -1 -1 -1 -1 LGF -1 -1 -1 -1 -1
subordination
Loss
Coupon -1 -2 -2 -1 -1 -2
Bail-in -1 -1 -1 -1 -1 -1 skip risk -1 -1 severity
feature(cum)
Notching Buffer Coupon skip
to trigger -1 -1 risk -2
(non cum)
Coupon Non-
skip risk -2 -1 -2 Model-based performance -2/
-3 -2 -2
outcome with -3 risk -3
legacy T1
Structural -1 -1 rating cap
subordination
Total Total Total
-3 -6 -3 -3 -2 -4 -1 -3 -2 -1 -2 -3 -1 -5 -4 -3 -1 -4/-5
notching notching notching
Rating BB+ B+ BB+ BB+ BBB- BB Rating Baa3 Ba2 N/A Ba1 Baa3 Ba1 Ba2 Rating A- BB+ BBB- BBB A- BBB-
Liability /BB+
ratings Post-referendum Post-referendum Post-referendum
outlook Negative outlook Negative outlook Stable
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Appendix

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Our strategy remains unchanged and is on track
Transatlantic Consumer, Corporate and Investment Bank Measures to deliver strategy and manage legacy headwinds
Accelerate Non-Core rundown. Flexibility to fund the accelerated Barclays UK Barclays Corporate & International rundown provided by plan to pay a dividend of 3.0p for 2016 and 2017 (FY15 dividend of 6.5p)
UK consumer and business bank Intention to deconsolidate Barclays Africa Group Limited (BAGL),
Diversified transatlantic wholesale leading to further simplification of the Group, further cost reductions, and differentiated by scale 18 and consumer bank CET1 ratio uplift in two to three years and digital innovation
Continued focus on cost reductions with cost guidance of £12.8bn for 2016 for £67bn RWAs £209bn RWAs Core (excluding BAGL), subject to FX63
13.6% RoTE62 14.3% RoTE62
Settle remaining conduct and litigation
Well capitalised, supporting solid investment grade credit ratings
Diversified income streams (H116) Financial targets
Africa and Asia Returns
Personal Banking Middle East Group will converge
CC&P 3% Group Return
18% 2% on Tangible Equity (RoTE) towards the Core RoTE
21%
Capital
Barclaycard UK 100-150 bps above
31%
By 8% Consumer UK By Group

8	10 CET1 Ratio regulatory minimum level business geography 54%

7%
22% WEBB Costs
Americas
10% Group Below 60%
24% Cost: Income Ratio
Banking
Markets Europe Intend to achieve these targets within a reasonable timeframe
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Barclays UK:
Focused UK consumer and business bank with scale
Differentiated through scale, with 23 million customers, and digital innovation
Personal 16 million retail customers Banking Digital is our biggest branch
Leading the Deepening Driving 11 million UK customers way in digital customer
Barclaycard increased
UK 64 with our track relationships
#1 UK credit card issuer customer
record of and driving engagement innovation higher returns
Business
Banking and 23% of all UK startups65 #2 UK wealth manager66
Wealth
Slide as presented at the FY 2015 results announcement on 1 March 2016
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Barclays Corporate & International:
Diversified transatlantic wholesale and consumer bank
Scale and strength with growth opportunities in key geographies, with prudent risk management
Top tier investment bank
Corporate and
#1 US fee share for European
Investment 67 banks
Bank
#1 arranger of UK corporate loans68
Delivering
Strong growth Diversified solutions for potential
#2 69 and resilient our corporate
Payments and merchant acquirer in Europe across
transatlantic clients’
Merchant c.£300bn payments volume Barclays
Acquiring business financing, in 2015 Corporate & with global payments and International client reach transactional businesses banking needs
Barclaycard #5 US co-brand credit card issuer70 and Wealth International Top 10 US credit card receivables71
Barclays H1 2016 Fixed Income Investor Presentation Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Intention to reduce 62.3% stake in Barclays Africa Group Limited (BAGL)
Impact of sell-down18
c.£2bn c.40,000 CET1 ratio
Headcount uplift Cost reduction reduction in 2-3 years
Rationale for sell-down
100% financial responsibility with only 62.3% of benefits Despite strong returns profile locally, significantly diluted at Barclays Group level UK Bank Levy, GSIB buffer, MREL/TLAC and other regulatory requirements present challenges to Barclays as owners Intention to sell down to level which permits accounting and regulatory deconsolidation18
FY15 returns (%)
17.0 RoE dilution
8.3%
3.0 11.7
8.7
BAGL RoE Africa Banking Goodwill Africa Banking RoE RoTE
Sell-down will lead to further simplification of the Group, resulting in cost reductions and CET1 ratio uplift
Barclays H1 2016 Fixed Income Investor Presentation Slide as presented at the FY 2015 results announcement on 1 March 2016

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Generating a consistently strong Core RoTE on an increasing tangible equity base
Core return on average tangible equity (excluding notable items)
10.7% 13.4% 14.0%
9.8%
11.2% 11.3% 10.7% 11.0% Barclays UK 18.4%
Barclays Corporate & International 11.9%
7.1%
6.3% – Corporate & Investment Bank 9.5%
– Consumer, Cards & Payments 26.3%
Q314 Q414 Q115 Q215 Q315 Q415 Q116 Q216
RoTE excluding notable items RoTE excluding notable items and UK bank levy
Core average tangible equity – excluding notable items (£bn)
39.6 40.7
36.3 36.4 37.7 38.3
32.9 34.6 24% increase in average tangible equity since Q314
Q314 Q414 Q115 Q215 Q315 Q415 Q116 Q216
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Group financials excluding notable items – Q216
Performance excluding notable items Diversified Consumer, Corporate & Investment Bank
Three months ended (£m) Jun-16 Jun-15% change Q216 Core income by business12 excluding notable items
Income 5,065 5,683(11%)
Impairment(488)(393)(24%)
– Operating expenses(3,425)(3,557) 4%
– Litigation and conduct(47)(77) 39% 18% Barclays UK
Total operating expenses(3,472)(3,634) 4% 33%
Other net expenses(342)(39)
Profit before tax 763 1,617(53%) BC&I—Corporate &
Tax(357)(472) 24% Investment Bank
Profit after tax – continuing operations 406 1,145(65%) BC&I—Consumer,
NCI – continuing operations(92)(85)(8%) Cards & Payments
Other equity holders(104)(79)(32%) 49%
Profit after tax – discontinued operation 145 162(10%)
NCI – discontinued operation(75)(73)(3%)
Attributable profit 279 1,069(74%)
Performance measures
Return on average tangible equity 2.5% 9.1%
Cost: income ratio 69% 64%
Loan loss rate (LLR) 41bps 35bps
Basic earnings per share 1.8p 6.5p
Jun-16 Mar-16
Risk weighted assets £366.3bn £363.0bn
Notable items (£m) Jun-16 Jun-15
– Own credit 292 282 Income
– Gain on disposal of Barclays’ share of Visa Europe 615—Income
– Gains on US Lehman acquisition assets—496 Income
Litigation
– Provisions for UK customer redress(400)(850) and conduct
Total 507(72)
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Core income and margins – Q216
Income7 (£m) – Three months ended Jun-16 Jun-15 % change • Barclays UK net interest income remained broadly stable at £1.5bn
- NIM also relatively stable in recent quarters, as deposit repricing
– Barclays UK 1,476 1,479—initiatives offset continued mortgage margin pressure
– Barclays Corporate & International72 1,000 942 6%—Expect to broadly maintain FY16 NIM at current levels, assuming a
– Other73 15 89 (83%)
25bps rate cut
Net interest income 2,491 2,510 (1%)
Barclays Corporate & International net interest income increased 6%
Non-interest income 2,918 2,931—due to balance growth in CC&P Total Core income 5,409 5,441 (1%)—NIM increased to 4.75%
Structural Hedge contribution (£m) • Combined NIM increased to 3.96%
Net structural hedge contribution remained stable over the last 18 months despite the yield curve lowering
- Impact on structural hedge income transitions in over time, as only a portion of the hedges roll each year into the lower yield curve 667 671 648—Stability also reflects increased deposit balances and higher structural hedge notional
Non-interest income was flat at £2.9bn with Barclaycard Consumer H115 H215 H116 UK impacted by EU interchange fee regulation Net Interest Margin (%) Net Interest Income (£m)
Barclays UK BC&I72 Combined 72
Barclays UK BC&I Combined
4.66 4.75 2,421 2,446 2,474 2,475 2,476
4.62 4.59 4.61
3.91 3.89 3.91 3.95 3.96
3.54 3.54 3.58 3.62 3.56
1,479 1,499 1,509 1,501 1,476 942 947 965 974 1,000
Q215 Q315 Q415 Q116 Q216 Q215 Q315 Q415 Q116 Q216
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Continued focus on cost discipline and efficiency
Group cost progression and Core guidance (£bn)
Total operating expenses, excluding conduct and litigation, and other notable items Group
Core Non-Core
<60%
Africa Banking treated as Group cost: income a discontinued ratio in a reasonable operation75 timeframe
19.5
17.6 Core cost FX sensitivity:
16.6 GBP:USD remains at 1.30 ? c.£13.0bn
12.8
2013 2014 2015 2016 Core Guidance
Core cost guidance for 2016 of £12.8bn reaffirmed74, with further cost efficiencies expected over time
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Barclays UK: Return on Tangible Equity of 18.4%
Business performance excluding notable items
Three months ended (£m) Jun-16 Jun-15% change
Income 1,792 1,804(1%)
Impairment(220)(166)(33%)
– Operating expenses(947)(970) 2%
– Litigation and conduct 1(1)
Total operating expenses(946)(971) 3%
Profit before tax 625 668(6%)
Attributable profit 405 464(13%)
Performance measures excluding notable items
Return on average tangible equity 18.4% 19.9%
Average allocated tangible equity £9.0bn £9.4bn
Cost: income ratio 53% 54%
Loan loss rate (LLR) 52bps 40bps
Net interest margin 3.56% 3.54%
Jun-16 Mar-16
Loans and advances to customers £166.0bn £166.2bn
Customer deposits £181.7bn £179.1bn
Risk weighted assets £67.1bn £69.7bn
Notable items (£m) Jun-16 Jun-15
– Gain on disposal of Barclays’ share of
Visa Europe Limited 151 -
– Provisions for UK customer redress(400)(800)
Q216 Performance metrics
Robust RoTE of 18.4% as PBT declined slightly to £625m
Income was broadly in line at £1.8bn with NIM of 3.56%
- Improved deposit margins and balance growth, offset by lower fee income from European Interchange Regulation, and mortgage margin compression
Expect to broadly maintain FY16 NIM at current levels, assuming a 25bps rate cut
While underlying trends remained stable, impairment increased £54m primarily due to refinement of impairment modelling in Barclaycard Consumer UK
Costs continued to fall reflecting savings from strategic cost programmes delivering positive jaws
- Continued trajectory towards a cost: income ratio below 50%
Key drivers
Personal Banking
Strong deposit growth year-on-year, up £8.1bn to £134.8bn with improved pricing
Maintained pricing and underwriting discipline despite continued mortgage margin pressure
- High quality mortgage book with low average LTV (47%) and prudent underwriting criteria
Retained intentionally low share in higher risk segments e.g. high LTV and BTL
Barclaycard Consumer UK
3% year-on-year growth in loans and advances to £16.2bn as at Q216
Underlying impairment trends stable, reflected in broadly flat arrears rates Wealth, Entrepreneurs & Business Banking (WEBB)
Market headwinds reduced management fees, offset by increased liability balances in Wealth
Steady deposit balance growth of 4% year on year, led by cash management
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Barclays UK: Digital is Barclays? biggest branch
Personal Banking
Q216 2015
2014
2013
Digitally active customers 5.3m 6.3m 6.9m 7.2m
Barclays Mobile Banking
2.3m 3.7m 4.8m 5.2m (BMB) customers
Payments and transfers
£13.3bn £16.1bn £19.0bn £23.0bn (monthly)
Unsecured lending £1.1bn completed digitally end-to-end £0.5bn £1.0bn £1.6bn (yearly) in H116
Digital unsecured lending has a cost to income ratio in the low 20’s
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Barclays Corporate & International: RoTE of 11.9%
Business performance excluding notable items
Three months ended (£m) Jun-16 Jun-15% change
– Corporate & Investment Bank 2,611 2,770(6%)
– Consumer, Cards & Payments 964 836 15%
Income 3,575 3,606(1%)
Impairment(240)(206)(17%)
– Operating expenses(2,074)(2,027)(2%)
– Litigation and conduct(10)(12) 17%
Total operating expenses(2,084)(2,039)(2%)
Profit before tax 1,262 1,374(8%)
Attributable profit 720 847(15%)
Performance measures excluding notable items
Return on average tangible equity 11.9% 13.9%
Average allocated tangible equity £24.8bn £24.7bn
Cost: income ratio 58% 57%
Loan loss rate (LLR) 41bps 38bps
Net interest margin72 4.75% 4.66%
Jun-16 Mar-16
Risk weighted assets £209.3bn £202.2bn
Notable items (£m) Jun-16 Jun-15
– Gain on disposal of Barclays’ share of 464 -
Visa Europe Limited
– Gains on US Lehman acquisition assets—496
Q216 Performance metrics
RoTE of 11.9% demonstrated diversification benefit from consumer and wholesale banking mix
- Strong growth in CC&P and resilient CIB performance in challenging market conditions
High proportion of USD and EUR earnings benefitting from a weaker GBP
NIM increased to 4.75%
Stable impairment in CIB and balance growth in CC&P led to a £34bn increase in impairment, with LLR increasing marginally to 41bps
Underlying costs rose 2% as saves were more than offset by FX and higher structural reform implementation costs
Q216 Income by business (£m)
Consumer, Cards
& Payments
964
Markets
1,287
1,324
Banking
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Corporate & Investment Bank: RoTE of 9.5%
Business performance excluding notable items
Three months ended (£m) Jun-16 Jun-15% change
Markets 1,287 1,388(7%)
– Credit 269 218 23%
– Equities 406 588(31%)
– Macro 612 582 5%
Banking 1,324 1,383(4%)
– Banking fees 622 580 7%
– Corporate lending 312 387(19%)
– Transactional banking 390 416(6%)
Income 2,611 2,770(6%)
Impairment(37)(42) 12%
Total operating expenses(1,665)(1,605)(4%)
Profit before tax 909 1,124(19%)
Performance measures excluding notable items
Return on average tangible equity 9.5% 12.6%
Jun-16 Mar-16
Risk weighted assets £178.4bn £172.6bn
Q216 Performance metrics
Resilient performance in challenging conditions generated RoTE of 9.5%
Income was 1% higher than Q116 led by a 29% increase in Banking fees
Compared to Q215, income reduced 6% to £2,611m, with favourable FX moves
- Credit and Macro income increased 23% and 5%, offset by weakness in Equities
- Banking fees increased 7% driven by higher advisory and DCM, offset by lower corporate lending
Impairment charges of £37m were down on Q116
Costs increased 4% to £1,665m primarily due to increased structural reform implementation costs and the appreciation of average USD rate against GBP
Increase in RWAs primarily due to USD appreciation
Key drivers
Markets
Second strongest Credit performance since 2014 after Q116, due to improved market share and client flows
Higher client activity in both Rates and Currency products led to a 5% increase in
Macro income
Equities reduced 31% with strong Americas performance more than offset by lower client activity in Asia and simplification of parts of the EMEA business Banking
Strong quarter for Advisory and Debt underwriting as we continue to be ranked highest European bank globally and in the US on fee share
- Advised on 3 of the top 5 M&A deals closed in Q216 and 2 of the top 3 Healthcare deals in H11676
- Combined Investment Grade and Leveraged Finance outperformance, and ranked #2 for Acquisition Finance in H11676
Corporate lending impacted by lower contribution from credit hedges on lending
Transactional banking fell by 6%, due to some margin compression, partially offset by higher income from increased deposit balances and payments volumes
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Consumer, Cards & Payments: RoTE of 26.3%
Business performance excluding notable items
Three months ended (£m) Jun-16 Jun-15% change
Income 964 836 15%
Impairment(203)(165)(23%)
Total operating expenses(419)(434) 3%
Profit before tax 353 250 41%
Performance measures excluding notable items
Return on average tangible equity 26.3% 23.4%
Loans & advances to banks and Customer deposits (£bn)
customers (£bn)
19% 22%

29.5	35.4 38.4 46.9

Q215 Q216 Q215 Q216
Total card spend and payments processed (£bn)
7%

68.3	73.2

Q215 Q216
Q216 Performance metrics
PBT increased 41% to £353m, generating RoTE of 26.3%
Continued growth in Barclaycard US, Germany and Merchant Acquiring drove a 15% improvement in income, also helped by the appreciation of average USD and EUR rate against GBP
Impairment increase primarily driven by growth in loans and advances and FX moves
Costs declined 3% despite FX moves and business growth, resulting in a cost: income ratio of 43%, down from 52% in Q215 Key drivers Barclaycard US
Loans and advances to customers increased by 34% to £18.4bn, while the customer base grew 4% to 13.8m
Card spend value of £13.7bn in Q216, up 18% vs. Q21577
Stronger than expected JetBlue performance from both the acquired portfolio and new customers
Announced new co-brand agreement with American Airlines Barclaycard Germany • c.13% growth in customers on Q215 to over 1.1m
26% growth in net loans and advances to £2.7bn Barclaycard Business Solutions (BBS)
Merchant Acquiring business processed payments to the value of £56.0bn in Q216, up 5% on Q215
Point of Sale Finance loans and advances grew 8% to £3.9bn
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Continued Non-Core rundown momentum
RWAs by type (£bn) Leverage exposure by type (£bn)
(47%)(58%)
316
89 23
22 50
54 47 127 149
33 11 10 12 134 11
22 25 22
19 c.20
24 70 66
11 8 116 9 10 10 42 35
Dec-14 Dec-15 Jun-16 2017 Dec-14 Dec-15 Jun-16
Guidance
Operational risk 78 Securities & loans Derivatives Businesses Securities & loans Derivatives Businesses Other
Quarterly costs79 (£m) Quarterly income (£m)
128
496 489(587)
458 459
70 53 81 368
182
81 Restructuring
costs
426 405 378 307 287 243 215 Q116 Q216 181
(68) ESHLA FV
(242) movement:
Q215 Q315 Q415 Q116 Q216 Q215 Q315 Q415(344)(363) £50m
ESHLA LOBO
revaluation:
Operating expenses Restructuring costs Securities & loans Derivatives Businesses(£182m)
(162)
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Non-Core income guidance
Income (£m)
FY14 FY15 H116 FY16 FY17 FY18 Guidance
Businesses £377m Non
Securities & loans £(341m) -1,299 Derivatives £(198m) Core
Income ex. 971 ESHLA FV closed
(162)
(800)- (900)
ESHLA FV volatility reduced
ESHLA FV £(156)m £(359)m £(424m) following LOBO loan restructuring
Other net income/(expense)
Guidance on quantum and timing of
Business
80 £(761)m £(468)m £(372)m disposal profits/losses on a business disposals by business basis
Income guidance
Income from Non-Core top-up on 1 March expected to be eroded by end-2016 as business sales complete
Guiding to negative income run-rate of £800m to £900m in 2016, excluding
- ESHLA portfolio FV movements, and
- Gains and losses on Business disposals (in other net income)
Expect significantly lower negative income in 2017 and lower still in 2018
c.£480m pre-tax gain on sale of Index business expected in Q316
Gain on sale of Asia Wealth & Investment Management and Southern European cards expected in H216
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
New Non-Core cost guidance for 2017
Costs (£m)
£1bn additional cost associated with

1	March top-up

New 2017 cost guidance: £400m-£500m2
- Non Core 3,014 closed
2,546 400 c.600
FY14 FY15 FY16 FY17 FY18 Guidance Guidance
Total operating expenses Restructuring costs Costs transferred from Core New guidance
Cost guidance
Non-Core top-up on 1 March added c.£600m of annualised costs
- Majority expected to be removed in 2016
Additional c.£400m one-time restructuring cost for 2016
Total costs of £950m in H116, including £263m of restructuring costs
Guiding to Non-Core costs in FY17 in the range of £400m-£500m2
Expect costs to be significantly lower in 2018, reducing drag on Group returns after Non-Core is closed in 2017
Barclays H1 2016 Fixed Income Investor Presentation

STRATEGY & HOLDCO
CAPITAL STRUCTURAL LIQUIDITY
PERFORMANCE TRANSITION ASSET QUALITY CREDIT RATING APPENDIX
& LEVERAGE REFORM & FUNDING
OVERVIEW & MREL/TLAC
Head Office and Africa Banking summary financials
Business performance excluding notable items
Head Office –Three months ended (£m) Jun-16 Jun-15
Income 42 30
Impairment(2)(1)
– Operating expenses(36)(64)
– Litigation and conduct(11)(6)
Total operating expenses(47)(70)
(Loss)/profit before tax(35)(40)
Attributable profit(27)(102)
Performance measures excluding notable items
Average allocated tangible equity81,82 £6.9bn £2.3bn
Jun-16 Mar-16
Risk weighted assets82 £43.2bn £40.3bn
Notable items – Three months ended (£m) Jun-16 Jun-15
– Own credit 292 282
Africa Banking – Three months ended (£m) Jun-16 Jun-15% change
Income 879 870 1%
Impairment(133)(103)(29%)
Total operating expenses(543)(536)(1%)
Profit before tax 204 232(12%)
Profit after tax83 145 161(10%)
Non-controlling interests83(75)(73)(3%)
Attributable profit 70 88(20%)
Jun-16 Mar-16
Risk weighted assets £36.1bn £33.9bn
Africa Banking profit after tax and non-controlling interests presented in the Group income statement as a discontinued operation Tangible equity and risk weighted assets of Africa Banking included within Head Office
Barclays H1 2016 Fixed Income Investor Presentation

Contact – Debt Investor Relations Team
Lisa Bartrip Sofia Lonnqvist Dan Colvin
+44 (0)20 7773 0708 +44 (0)20 7116 5716 +44 (0)20 7116 6533 lisa.bartrip@barclays.com sofia.lonnqvist@barclays.com daniel.colvin@barclays.com
Website: barclays.com/barclays-investor-relations.html
Barclays H1 2016 Fixed Income Investor Presentation

Footnotes
1 Q216 RoTE excluding notable items l 2 Excluding notable items. Based on current exchange rates l 3 Target set at an average USD exchange rate for 2016 of 1.42 l 4Per week l 5 From 23rd June to 26th July 2016 (comparable period last year) l 6 RoTE excluding notable items. Core RoTE includes Head Office l 7 Excluding notable items l 8 Excludes Non-Core income of £(586)m and Head Office income of £301m l 9 Source: Autonomous l 10 Excludes income from Africa Banking treated as a discontinued operation l 11 Post strategic management actions l 12 Excludes Head Office l 13 Other items not included as notable items: impairment of £372m in respect of the assets of the French retail businesses held for sale (Non-Core other net expenses), and loss of £182m from the restructuring of the terms of the ESHLA portfolio loans with Lender Option Borrower Option (LOBO) features (Non-Core income) l 14 Risk weighted assets and average allocated tangible equity for Africa Banking are included within Core l
15 Dec-13 RWAs are on a pre-restatement basis. Mar-16, Jun-16 and 2017 Guidance are on a post-restatement basis i.e. inclusive of £8bn of RWAs added to Non–Core in Q116 l 16 Barclays has entered into exclusive discussions with AnaCap Financial Partners for the potential sale of our French Retail Banking operations including our network of 74 branches, life insurance business, and wealth and investment management operations. A decision to sell will only be taken after completion of a required works council consultation l 17 Based on Barclays interpretation of the final CRD IV text and latest EBA technical standard l 18 Implementation of Barclays? intentions is subject to, amongst other things, shareholder and regulatory approval. Implementation of these plans is also subject to significant execution risks and there can be no assurance the expected benefits will be realised on the proposed timescale or at all l 19 The leverage ratio has been calculated in accordance with the requirements of CRR which was amended effective from Jan 2015. The leverage calculation uses the end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure. This is broadly consistent with the BCBS 270 definition, which was the basis of Dec-14 comparatives. Dec-13 not comparable to the estimates as of Dec-14 onwards due to different basis of preparation l 20 This illustration is based on Barclays? interpretation of current regulation and regulatory proposals, which are subject to change, and is not a forecast of Barclays? results of operations or capital position or otherwise. This illustration is also based on certain assumptions, which cannot be assured and are subject to change, including: holding constant the P2A at 2016 level despite it being subject to at least annual review; and assumed CRD IV buffers, which are subject to change l 21 Point in time assessment made at least annually by the PRA to reflect idiosyncratic risks not fully captured under Pillar 1. The 2016 total Pillar 2A requirement of 3.9% is split as follows: 2.2% in CET1 form (56% of total requirement), 0.7% in AT1 form (19% of total requirement), and 1.0% in T2 form (25% of total requirement) l 22 CRD IV rules on mandatory distribution restrictions apply from 1 January 2016 onwards based on transitional CET1 requirements. As per CRD Art. 141, restrictions on discretionary distributions would apply in case of a breach of the Combined Buffer Requirement as defined in CRD Art 128(6) l 23 Based on Barclays? understanding of “The Bank of England?s approach to stress testing the UK banking system” published in October 2015 , which is subject to change, and “Stress testing the UK banking system: key elements of the 2016 stress test”, published March 2016.
Stress test hurdle rates for 2016 tests comprise the minimum CRD IV CET1 requirement and the CET1 component of Pillar 2A. For G-SIBs, the „systemic reference point? also includes the applicable phased-in G-SIB buffer. Thereafter, the hurdle rates are subject to changes in Pillar 2A which is a point in time assessment updated annually l 24 Indication based on capital buffers that can be used in stress tests. This should not be interpreted as an indication of Barclays? 2016 Pillar 2B and/or future PRA buffer which remains confidential between the BoE and the respective banks it regulates l 25 Market derived stress-losses based on applicable year-end CET1 ratios against low-point stress outcomes l 26 Based on Barclays? understanding of current regulatory requirements which are subject to change l 27 Based on Barclays? understanding of current regulatory proposals which are subject to change including (i)“FSB?s Total Loss-absorbing Capacity (TLAC) Term Sheet”, published on 9 November 2015, (ii)”The Bank of England?s approach to setting a minimum requirement for own funds and eligible liabilities – consultation on a proposed Statement of Policy” published on 11 December 2015, and (iii) “The minimum requirement for own funds and eligible liabilities (MREL) – buffers and Threshold Conditions” consultation published by the Bank of England on 11 December 2015. Actual future MREL/TLAC requirements will depend on the Bank of England?s implementation of the final rules l 28 Including Africa Banking discontinued operation l 29 Operational risk not allocated at a product level l 30 Wealth, Entrepreneurs & Business Banking l 31 Excluding Markets operational risk RWAs l 32 Dec-15 onward based on end-point CRR definition of Tier 1 capital for the numerator and the CRR definition of leverage exposure. This is broadly consistent with the BCBS 270 definition, which was the basis of the Dec-14 comparative l 33 Loans and advances and other assets net of regulatory deductions and other adjustments l 34 For further detail on calculation, see page 39 in the Barclays PLC H1 2016 Results Announcement l 35 The illustrative issuance volume represents the difference between 24%, and our Jun-16 FL CET1 capital and HoldCo issued capital and senior debt, reduced for HoldCo senior maturities over 2016-22, and HoldCo securities with a remaining contractual maturity of <12 months as at 1 January 2022 (£5.2bn in total). Actual issuance plans are subject to, amongst other things, market conditions and regulatory expectations, which are subject to change and may differ from the illustration l 36 Comprises all outstanding Barclays Bank PLC issued public and private term vanilla senior unsecured debt, regardless of residual maturity. This excludes £29bn of notes issued under the structured notes programmes l 37 Nominal basis will not reconcile with the regulatory basis due to regulatory adjustments. Includes BAGL l 38 The two categories of “by contractual maturity as applicable” and “by next call date as applicable” are not mutually exclusive. The former includes all dated tier 2 instruments whilst the latter includes all non-bullet tier 2 instruments, thereby any dated instrument with an issuer call option will be included in both categories l
39 Illustrative example based on Barclays expectations of the creditor hierarchy in a resolution scenario to demonstrate so-called “single-point-of-entry” in the UK in a situation where a HoldCo has more than one subsidiary and the quantum of the loss suffered by OpCo exceeds its equity capacity. This illustrative allocation of losses assumes that losses occur at the OpCo and that no additional incremental losses arise at the HoldCo including for Group recapitalisation. Each layer absorbs losses to the extent of its capacity, following which any recapitalisation of the entity requires write-down/conversion of more senior layers in accordance with the creditor hierarchy l 40 Point of non-viability power implemented in the UK in accordance with Article 59 of the Bank Recovery and Resolution Directive l 41 Illustration of Barclays business divisions in preparation for regulatory ring-fencing. Plans are subject to internal and regulatory approvals and may change l 42 Including corporates with less than or equal to £6.5m equivalent turnover, subject to some specific exceptions l 43 Annualised RoTE l 44 LCR estimated based on the CRD IV rules as implemented by the European Commission delegated act l 45 Estimated based on the final BCBS rules published in October 2014 l 46 Excludes AT1 capital and preference shares l 47 Primarily comprised of fair valued deposits (£5bn) and secured financing of physical gold (£1bn) l 48 The composition of wholesale funds comprises the balance sheet reported Deposits from Banks, Financial liabilities at Fair Value, Debt Securities in Issue and Subordinated Liabilities (excluding AT1 and preference shares), excluding cash collateral and settlement balances. It does not include collateral swaps including participation in the Bank of England?s Funding for Lending Scheme l 49 Includes structured notes of £29bn, £9bn of which mature within one year l 50 Loans and advances at amortised cost l 51 A loan becomes a credit risk loan when evidence of deterioration has been observed, for example a missed payment or other breach of covenant. A loan may be reported in one of three categories: impaired loans, accruing past due 90 days or more, impaired or restructured loans. These may include loans which, while impaired, are still performing but have associated individual impairment allowances raised against them l 52 Balance as at H116 l 53 High LTV mortgages refers to those with LTV in excess of 85% l 54 Source: Bank of England 2014 and 2015 stress test results (http://www.bankofengland.co.uk/financialstability/Pages/fpc/stresstest.aspx).Cumulative impairment charge rates refers to total impairment charge (over three years for the 2014 stress test and over five years for the 2015 stress test) / average gross on balance sheet exposure over the period l 55 Peer data is based on the average of three comparative banks results l 56 Balance weighted LTV is derived by calculating individual LTVs at account level and weighting it by the balances to arrive at the average position l 57 High LTV is >85% l 58 Based on Barclays assessment l 59 LTV distribution of CRE portfolio does not include unsecured or unassessed balances l 60 A1 rating refers to the Counterparty Risk Assessment l 61 ALAC = Additional Loss Absorbing Capacity l 62 For H116, annualised RoTE on a statutory basis l 63 Core costs; including SRP implementation costs and restructuring costs, excluding Barclays Africa, and conduct and litigation and other notable items; target set at an average USD exchange rate for 2016 of 1.42 l 64 By card receivables. Nilson 2014 l 65 In 2015. BBA SME Dataset l 66 2015 Private Asset Managers / Barclays estimates l 67 Dealogic 2015 l 68 Dealogic 2015, by number of deals l 69 Nilson Report 2014 l 70 By receivables. Barclays estimates l 71 Nilson Midyear 2015 l 72 Excludes investment banking related balances l 73 Other includes Investment Banking related balances and Head Office l 74 The cost guidance of £12.8bn assumed an average USD exchange rate for 2016 of 1.42 l 75 Africa Banking meets the requirements for presentation as a discontinued operation, and as such, its results are presented on the face of the Group income statement representing profit after tax in respect of discontinued operation l 76 Dealogic data l 77 Includes balance transfers l 78 Operational risk plus DTAs l 79 Excluding notable items, conduct and litigation and UK bank levy l 80 Included gains/(losses) on business disposals treated as notable items in FY14 and FY15 and an impairment charge relating to the assets of the French retail and Wealth and Investment Management businesses that are held for sales in Q216 l 81 Based on risk weighted assets and capital deductions in Head Office plus the residual balance of average tangible ordinary shareholders? equity l 82 Includes Africa Banking tangible equity and risk weighted assets as appropriate l 83 Included in Group income statement as profit after tax in respect of discontinued operation and non-controlling interests in respect of discontinued operation l 84 Strong Graded defined as DG (Default Grade) band 1-11 (inclusive of Investment Grade: DG 6 or better); Satisfactory defined as DG band 12-19; Weak defined as DG band 20-21. Definitions of credit quality provided on page 148 of Barclays PLC 2015 Annual Report l
Barclays H1 2016 Fixed Income Investor Presentation

Disclaimer
Important Notice
The information, statements and opinions contained in this presentation do not constitute a public offer under any applicable legislation, an offer to sell or solicitation of any offer to buy any securities or financial instruments, or any advice or recommendation with respect to such securities or other financial instruments.
Forward-looking Statements
This document contains certain forward-looking statements within the meaning of Section 21E of the US Securities Exchange Act of 1934, as amended, and Section 27A of the US Securities Act of 1933, as amended, with respect to the Group. Barclays cautions readers that no forward-looking statement is a guarantee of future performance and that actual results or other financial condition or performance measures could differ materially from those contained in the forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as „may?, „will?, „seek?,
„continue?, „aim?, „anticipate?, „target?, „projected?, „expect?, „estimate?, „intend?, „plan?, „goal?, „believe?, „achieve? or other words of similar meaning. Examples of forward-looking statements include, among others, statements or guidance regarding the Group?s future financial position, income growth, assets, impairment charges, provisions, notable items, business strategy, capital, leverage and other regulatory ratios, payment of dividends (including dividend pay-out ratios and expected payment strategies), projected levels of growth in the banking and financial markets, projected costs or savings, original and revised commitments and targets in connection with the strategic cost programme and the Group Strategy Update, rundown of assets and businesses within Barclays Non-Core, sell down of the Group?s interest in Barclays Africa Group Limited, estimates of capital expenditures and plans and objectives for future operations, projected employee numbers and other statements that are not historical fact. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. These may be affected by changes in legislation, the development of standards and interpretations under International Financial Reporting Standards, evolving practices with regard to the interpretation and application of accounting and regulatory standards, the outcome of current and future legal proceedings and regulatory investigations, future levels of conduct provisions, future levels of notable items, the policies and actions of governmental and regulatory authorities, geopolitical risks and the impact of competition. In addition, factors including (but not limited to) the following may have an effect: capital, leverage and other regulatory rules (including with regard to the future structure of the Group) applicable to past, current and future periods; UK, US, Africa, Eurozone and global macroeconomic and business conditions; the effects of continued volatility in credit markets; market related risks such as changes in interest rates and foreign exchange rates; effects of changes in valuation of credit market exposures; changes in valuation of issued securities; volatility in capital markets; changes in credit ratings of any entities within the Group or any securities issued by such entities; the potential for one or more countries exiting the Eurozone; the implications of the results of the 23 June 2016 referendum in the United Kingdom and the disruption that may result in the UK and globally from the withdrawal of the United Kingdom from the European Union; the implementation of the strategic cost programme; and the success of future acquisitions, disposals and other strategic transactions. A number of these influences and factors are beyond the Group?s control. As a result, the Group?s actual future results, dividend payments, and capital and leverage ratios may differ materially from the plans, goals, expectations and guidance set forth in the Group?s forward-looking statements. Additional risks and factors which may impact the Group?s future financial condition and performance are identified in our filings with the SEC (including, without limitation, our annual report on form 20-F for the fiscal year ended 31 December 2015), which are available on the SEC?s website at www.sec.gov. Subject to our obligations under the applicable laws and regulations of the United Kingdom and the United States in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward looking statements, whether as a result of new information, future events or otherwise.
Barclays H1 2016 Fixed Income Investor Presentation

Disclaimer (continued)
Barclays has filed a registration statement (including a prospectus) and has filed, or will file, a prospectus supplement with the U.S. Securities and Exchange Commission
(“SEC”) for the offering of securities to which this document relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement relating to the offering of the Securities (when filed) and other documents that Barclays will file with the SEC. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847.
Certain non-IFRS Measures
Barclays management believes that the non-International Financial Reporting Standards (non-IFRS) measures included in this document provide valuable information to readers of its financial statements because they enable the reader to identify a more consistent basis for comparing the business? performance between financial periods, and provide more detail concerning the elements of performance which the managers of these businesses are most directly able to influence or are relevant for an assessment of Barclays PLC and its subsidiaries (the Group). They also reflect an important aspect of the way in which operating targets are defined and performance is monitored by Barclays management. However, any non-IFRS measures in this document are not a substitute for IFRS measures and readers should consider the IFRS measures as well. Key non-IFRS measures included in this document, and the most directly comparable IFRS measures, are described below. Quantitative reconciliations of these measures to the relevant IFRS measures are included in Exhibit 99.1 of the Barclays? Form 6-K filed with the SEC on July 29, 2016 (Film No. 161793151) (the “July 29
Form 6-K”) (available at https://www.sec.gov/Archives/edgar/data/312069/000119312516664016/d125938dex991.htm) and such quantitative reconciliations are incorporated by reference into this document.
Barclays Core results are non-IFRS measures because they represent the sum of the Operating Segments, each of which is prepared in accordance with IFRS 8; “Operating Segments”, and following the restatement of 14 April 2016 comprise Barclays UK, Barclays Corporate & International and Head Office. A reconciliation to IFRS is provided on page 23 of the July 29 Form 6-K; Basic earnings/(loss) per share excluding notable items. The comparable IFRS measure is basic earnings/(loss) per share, which represents profit after tax and non-controlling interests, divided by the basic weighted average number of shares in issue. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K; Constant currency results are calculated by converting ZAR results into GBP using the average exchange rate for the six months ended June 30, 2016 for the income statement and the June 30, 2016 closing exchange rate for the balance sheet to eliminate the impact of movement in exchange rates between the two periods; Estimated CRD IV liquidity coverage ratio is calculated according to the Commission Delegated Regulation of October 2014 that supplements Regulation (EU) 575/2013 (CRDIV) published by the European Commission in June 2013. The metric is applicable from October 1, 2015 and as such is a binding measure as at December 31, 2015
Barclays H1 2016 Fixed Income Investor Presentation

Disclaimer (continued)
Net Stable Funding Ratio (NSFR) is calculated according to the definition and methodology detailed in the standard provided by the Basel Committee on Banking
Supervision. The original guidelines released in December 2010 („Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring?, December 2010) were revised in October 2014 („Basel III: The Net Stable Funding Ratio?, October 2014). The metric is a regulatory ratio that is not yet finalised in local regulations and, as such, represents a non-IFRS measure. This definition and the methodology used to calculate this metric is subject to further revisions ahead of the implementation date and our interpretation of this calculation may not be consistent with that of other financial institutions; Transitional CRD IV CET1 ratio according to FSA October 2012. This measure is calculated by taking into account the statement of the Financial Services Authority, the predecessor of the Prudential Regulation Authority, on CRD IV transitional provisions in October 2012, assuming such provisions were applied as at January 1, 2014. This ratio is used as the relevant measure starting January 1, 2014 for purposes of determining whether the automatic write-down trigger (specified as a Transitional CET1 ratio according to FSA October 2012 of less than 7.00%) has occurred under the terms of the Contingent Capital Notes issued by Barclays Bank PLC on November
21, 2012 (CUSIP: 06740L8C2) and April 10, 2013 (CUSIP: 06739FHK0). Please refer to page 36 of the July 29 Form 6-K for a reconciliation of this measure to fully loaded CRD IV CET1 ratio; Underlying cost: income ratio. The comparable IFRS measure is cost: income ratio. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K; Underlying total operating expenses or total operating expenses excluding notable items. The comparable IFRS measure is total operating expenses. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K; Underlying profit before tax or profit before tax excluding notable items. The comparable IFRS measure is profit before tax. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K;
Underlying return on average tangible shareholders? equity. The comparable IFRS measure is return on average tangible shareholders? equity, which represents annualised profit after tax for the period attributable to ordinary shareholders, including an adjustment for the tax credit in reserves in respect of other equity instruments, as a proportion of average shareholders? equity excluding non-controlling interests and other equity instruments adjusted for the deduction of intangible assets and goodwill. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K; Underlying total income. The comparable IFRS measure is total income net of insurance claims. The comparable IFRS measure and excluded items noted below are provided on page 21 of the July 29 Form 6-K.
References to underlying performance exclude the impact of notable items.
Barclays H1 2016 Fixed Income Investor Presentation

Disclaimer (continued)
Notable items which are excluded from certain of the key non-IFRS measures described above are considered to be significant items impacting comparability of performance and have been called out for each of the business segments. Notable items include: the impact of own credit in total income net of insurance claims; the gain on disposal of Barclays? share of Visa Europe Limited in total income net of insurance claims; gains on US Lehman acquisition assets in total income net of insurance claims; revision of the Education, Social Housing, and Local Authority (ESHLA) valuation methodology in total income net of insurance claims; gain on valuation of a component of the defined retirement benefit liability in operating expenses; impairment of goodwill and other assets relating to businesses being disposed in operating expenses, provisions for UK customer redress in litigation and conduct; provisions for ongoing investigations and litigation including Foreign Exchange in litigation and conduct; and losses on sale relating to the Spanish, Portuguese and Italian businesses in other net income/(expenses).
Barclays H1 2016 Fixed Income Investor Presentation